Exhibit 10.41

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

between

Each of the parties designated as a “Seller” on Exhibit “A-1,”

and

AP AG PORTFOLIO LLC, a Delaware limited liability company

as Purchaser

As of August 5, 2011

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	8.2	Conditions to Purchaser’s Obligations	39
	8.3	Failure of Conditions to Closing	39

IX.	REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS; LIQUIDATED DAMAGES		40
	9.1	Default by Purchaser Prior to Closing	40
	9.2	Default by the Sellers Prior to Closing	40
	9.3	Adverse Effect; Material Adverse Effect	42
	9.4	Limitations of Purchaser’s Post-Closing Claims	43
	9.5	Other Limitations of Purchaser’s Claims	43
	9.6	Survival of Purchaser’s Claims	43
	9.7	Survival of Sellers’ Claims	44
	9.8	Limitations on Liability	44
	9.9	Indemnification	45
	9.10	Survival	45

X.	BROKERS		46

XI.	NOTICES		46

XII.	MISCELLANEOUS		48
	12.1	Governing Law	48
	12.2	Professional Fees and Costs	48
	12.3	Exhibits and Schedules a Part of This Agreement	49
	12.4	Executed Counterparts	49
	12.5	Assignment	49
	12.6	IRS - Form 1099-S	49
	12.7	Successors and Assigns	50
	12.8	Time is of the Essence	50
	12.9	Entire Agreement	50
	12.10	Further Assurances	50
	12.11	Waiver	50
	12.12	Headings	50
	12.13	Risk of Loss	50
	12.14	Construction of Agreement	52
	12.15	Bulk Transfers	52
	12.16	Covenants, Representations and Warranties	53
	12.17	Press Releases; Confidentiality	53
	12.18	No Third-Party Beneficiaries	54
	12.19	Facsimile Signatures	54
	12.20	Severability	54
	12.21	Cumulative Remedies	54
	12.22	Consents and Approvals	54
	12.23	WAIVER OF JURY TRIAL	54
	12.24	1031 Exchange	55

XIII.	EXECUTION		S-1

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SCHEDULE OF EXHIBITS

Exhibit “A-1”	Properties and Sellers
Exhibit “A-2”	Legal Description of Properties
Exhibit “A-3”	Seller Information
Exhibit “A-4”	Allocation of Purchase Price Among Properties
Exhibit “A-5”	Allocation of Purchase Price for each Property between Real Property and Personal Property
Exhibit “B”	Form of Escrow Agreement for Earnest Money Deposit
Exhibit “C”	Assumed Contracts
Exhibit “D-1”	Lease Schedule
Exhibit “D-2”	TI Obligations, Rent Abatements and other Concessions
Exhibit “D-3”	Leasing Commissions and Brokerage Agreements
Exhibit “D-4”	Certain Lease Expenses to be Paid by Purchaser
Exhibit “D-5”	Antenna and Access Agreements to be Assigned to Purchaser
Exhibit “E”	Operating Statements
Exhibit “F-1”	Form of Maryland Deed
Exhibit “F-2”	Form of Virginia Deed
Exhibit “G”	Form of Bill of Sale
Exhibit “H”	Form of Assignment of Intangibles
Exhibit “I”	Form of Assignment and Assumption of Contracts
Exhibit “J”	Form of Assignment and Assumption of Leases
Exhibit “K”	Form of FIRPTA Certificate
Exhibit “L”	Form of Notice to Tenants
Exhibit “M”	Pending Litigation and Violation Notices
Exhibit “N”	Form of Owner’s Affidavit
Exhibit “O”	Environmental Reports
Exhibit “P”	Title Commitments
Exhibit “Q”	Surveys
Exhibit “R”	Assignment and Assumption of Purchase Agreement
Exhibit “S”	Liens to be Cured
Exhibit “T-1”	Form of Tenant Estoppel Certificate
Exhibit “T-2”	Form of Seller Estoppel Certificate
Exhibit “U”	Certain Covenants, Conditions, Restrictions and Easements

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is dated as of this 5th day of August, 2011 (the “Effective Date”), and is made by and between each of the parties identified on Exhibit “A-1” hereto (each, a “Seller”), and AP AG PORTFOLIO LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

A. Each of the Sellers is the owner of the Property or Properties corresponding to such Seller on Exhibit “A-1” hereto.

B. Purchaser desires to purchase all of the Properties and to acquire the respective Property or Properties owned by each such Seller, on the terms and conditions set forth in this Agreement.

C. The Sellers desire to sell to Purchaser all of the Properties and to convey to Purchaser the respective Property or Properties owned by each such Seller, on the terms and conditions set forth in this Agreement.

D. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in Article I.

AGREEMENT

NOW, THEREFORE, for valuable consideration, including the promises, covenants, representations and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally and equitably bound, agree as follows:

I.

DEFINITIONS AND INTERPRETIVE PRINCIPLES

1.1 General Interpretive Principles.

1.1.1 All references to sections, schedules, exhibits, recitals or the preamble are to sections, schedules, exhibits or recitals of, or the preamble to, this Agreement, unless otherwise specified.

1.1.2 Unless otherwise specified, the words “hereof”, “herein” and “hereunder,” and words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement.

1.1.3 If the context requires, the use of any gender will also refer to any other gender, and the use of either number will also refer to the other number.

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1.1.4 Notwithstanding Section 1.1.3, references in the singular to any of the Sellers or to any of the Properties (i.e., references to “Seller” or to “Property”) shall not be interpreted to mean more than one Seller or more than one Property, respectively. If all of the Sellers are intended, the word “Sellers” is used, unless the provision including the word “Sellers” clearly indicates that more than one, but not all, of the Sellers are intended, in which case the reference to “Sellers” includes only the subset of Sellers so indicated. References to “the Property of such Seller” or “such Seller’s Property” mean the Property owned by the applicable Seller or, if such Seller owns more than one Property, all of the Properties owned by such Seller. References to “such Property’s Seller” mean the Seller that owns the applicable Property.

1.1.5 The word “including” is not exclusive.

1.1.6 Accounting terms used but not specifically defined herein have the meanings determined by reference to generally accepted accounting principles.

1.1.7 Any provision of this Agreement referring to a particular time of day shall be interpreted in accordance with the local time in Washington, D.C.

1.2 Definitions. As used in this Agreement:

“Additional Rent” shall mean all reimbursements of Operating Expenses and administrative charges, common area maintenance charges, reimbursements of real estate taxes, rent escalations based on increases in the consumer price index or any other measures of inflation, retroactive rent escalations, insurance cost reimbursements, parking charges, antenna rents, license fees and all other amounts and charges payable by a Tenant to a Seller, as landlord, under such Tenant’s Lease (other than Basic Rent), but shall not include Security Deposits.

“Affiliate” means, with respect to any Person, (i) a Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; or (ii) a Person that, directly or indirectly, owns, is owned by or is under common ownership with, such Person.

“Agreement” has the meaning set forth in the preamble hereof.

“Allocated Amount” has the meaning set forth in Section 2.6 hereof.

“Assignment of Contracts” has the meaning set forth in Section 5.2.4 hereof.

“Assignment of Intangibles” has the meaning set forth in Section 5.2.3 hereof.

“Assignment of Leases” has the meaning set forth in Section 5.2.5 hereof.

“Assumed Contracts” means the Contracts listed on Exhibit “C”.

“Assumed Loan” means, collectively, the loans from DBP II Lender to DBP II Seller that are secured and evidenced by the Assumed Loan Documents.

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“Assumed Loan Documents” means, collectively (a) the documents included in the term “Assumed Loan Documents” in the Assumption Agreement dated February 1, 2005 and recorded February 2, 2005 among the Land Records of Fairfax County, Virginia in Deed Book 16941, Page 1148, and (b) any guaranties, or indemnities entered into by the DBP II Seller or any of its Affiliates in connection with the Assumed Loan.

“Basic Rent” means all base rent or basic rent payable in fixed installments and fixed amounts for stated periods by Tenants under their Leases.

“Bill of Sale” has the meaning set forth in Section 5.2.2 hereof.

“Books and Records” means, with respect to each Property, all documentation, third party reports and studies, land surveys, land use applications, land use permits and approvals, operating permits and other documents in printed or electronic form (but excluding software which is proprietary to such Property’s Seller, its Affiliates or any third party, or is licensed from third parties by such Seller or its Affiliate) that is in the possession or under the control of such Seller or its Affiliate and that pertains to the use, operation, ownership or condition of such Property, including (i) all correspondence, billing, and other files, (ii) all environmental assessments or audits, architectural drawings and engineering, geophysical, soils, seismic, geologic, environmental (including with respect to the impact of materials used in the construction or renovation of the Improvements) and architectural reports, studies and certificates pertaining to such Property, and (iii) all financial statements and other accounting, tax, financial, and other books and records relating to the use, maintenance, and operation of such Property, but excluding (x) any Excluded Documents and (y) those items that are consolidated with items from other facilities owned, leased or managed by such Seller or its Affiliate and not being conveyed to Purchaser.

“Broker” has the meaning set forth in Article X hereof.

“Cap Amount” has the meaning set forth in Section 9.4 hereof.

“Casualty” has the meaning set forth in Section 12.13.1 hereof.

“Casualty Notice” has the meaning set forth in Section 12.13.1 hereof.

“Casualty Renovation Cost” has the meaning set forth in Section 12.13.1 hereof.

“Claim Notice” has the meaning set forth in Section 9.6 hereof.

“Claims” means, collectively, damages, claims (including without limitation, any claim for damage to property of others or injury to or death of any persons), penalties, obligations, liabilities, fines, losses, causes of action, fees, injuries, liens, encumbrances, proceedings, judgments, actions, rights, demands, costs and expenses (including without limitation, reasonable attorneys’ fees (whether or not legal proceedings are instituted) and court and litigation costs), except to the extent that any of the foregoing allege or constitute indirect, special, consequential or punitive damages (or would constitute indirect, special, consequential or punitive damages if ordered by a court).

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“Closing” means the sale and assignment of the Properties to Purchaser on the Closing Date, and the performance by each party of the obligations on its part then to be performed under and in accordance with this Agreement.

“Closing Date” has the meaning set forth in Section 5.1.

“Closing Documents” has the meaning set forth in Section 9.4 hereof.

“Closing Instructions” has the meaning set forth in Section 3.1.

“Closing Payment” has the meaning set forth in Section 2.2.2 hereof.

“Commitment Letter” has the meaning set forth in Section 7.1.5.

“Consolidated Closing Statement” has the meaning set forth in Section 5.2.12 hereof.

“Contracts” means, with respect to each Property, all equipment leases, and all contracts, Work Agreements, management agreements and other agreements relating to the ownership and/or operation of such Property.

“Cure” means, with respect to a Lien or an Encumbrance, to cause the Title Company to issue the Title Policies without exception for such Lien or Encumbrance, either by Discharging such Lien or Encumbrance or by providing an indemnification, a bond or another arrangement reasonably satisfactory to Purchaser and the appropriate Seller and the Title Company.

“Current Month” means the month in which the Closing Date occurs.

“DBP II Extended Closing Date” has the meaning set forth in Section 4.2.2.

“DBP II Lender” means Teachers Insurance and Annuity Association of America.

“DBP II Property” means the Property identified as “Dulles Business Park II” on Exhibits A-1, A-2 and A-4 hereto, located at 3859, 3863, 3750 & 3855 Centerview Drive, Chantilly, Virginia 20151, and owned by DBP II Seller.

“DBP II Seller” means WRIT Dulles I, LLC.

“Deeds” has the meaning set forth in Section 5.2.1 hereof.

“Designated Seller Breach” has the meaning set forth in Section 9.2.1.

“Discharge” means, (i) with respect to a Lien, (a) to cause the party secured by such Lien to release and discharge the same of record; or (b) to cause the Title Company to issue the Title Policies without exception for such Lien by paying the indebtedness it secures (the amount thereof having been previously specified for the applicable payoff date by the secured party) into Escrow at Closing, or (ii) with respect to an Encumbrance, to cause the parties benefitted by such Encumbrance to discharge and terminate such Encumbrance of record.

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“Discharge Amount” has the meaning set forth in Section 4.1.2.

“Due Diligence Materials” has the meaning set forth in Section 4.3.1 hereof.

“Earnest Money Deposit” has the meaning set forth in Section 2.2.1 hereof.

“Effective Date” has the meaning set forth in the preamble hereof.

“Encumbrance” means (i) any covenant, condition, restriction, easement, right of way or other matter affecting title to a Property, and (ii) any encroachment, violation, easement, right of way or other matter that would be disclosed by an accurate and complete survey satisfying the Survey Standards; provided, however, that “Encumbrances” do not include Liens.

“Environmental Damages” has the meaning set forth in Section 4.4(g) hereof.

“Environmental Reports” means the reports listed on Exhibit “O.”

“Environmental Requirements” has the meaning set forth in Section 4.4(h) hereof.

“Escrow” has the meaning set forth in Section 3.1 hereof.

“Escrow Agent” means the Title Company, when acting in its capacity as escrow holder or closing agent hereunder or under any Closing Document.

“Escrow Agreement” has the meaning set forth in Section 3.1 hereof.

“Excluded Assets” means, with respect to each Property, the Excluded Documents, all computer hardware and software used by such Property’s Seller or its Affiliate or in connection with such Property, cash, cash equivalents, checks and other funds, including, without limitation, notes, securities and other evidence of indebtedness held at such Property as of the Closing, and balances on deposit to the credit of such Seller with banking institutions, all of which shall be retained by such Seller. For the avoidance of doubt, the Seller or its Affiliate shall be solely responsible at its own cost and expense to cause the Excluded Assets to be removed from the respective Property or Properties in a good and workmanlike manner, and to prevent or promptly repair any damage to such Property or Properties in connection with such removal.

“Excluded Documents” means, with respect to each Property, all (a) Proprietary Information, (b) Intellectual Property Rights, (c) all insurance policies owned or obtained by such Property’s Seller on behalf or in connection with such Seller’s business at the Property, (d) the corporate minute books and stock registers of such Seller or its Affiliates, (e) internal memoranda, correspondence, analyses, documents or reports prepared by or for such Seller or its Affiliates in connection with the sale of such Property, including, without limitation, tax returns or financial statements of such Seller (exclusive of operating statements and the general ledger of

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such Property and any supporting information which shall be available for review by Purchaser) for or in connection with its ownership or operation of such Property, (f) communications between such Seller or any Affiliate and their respective attorneys, (g) appraisals, assessments or other valuations of such Property in the possession or control of such Seller, (h) property condition reports conducted at the time of acquisition of a Property, and (i) original bills, invoices, receipts and checks relating to expenses incurred prior to the Closing.

“Good Funds” means a cashier’s check, certified funds, or confirmed wire transfer of funds.

“GSA” means the General Services Administration, an instrumentality of the U.S. federal government.

“Hazardous Materials” has the meaning set forth in Section 4.4(i) hereof.

“Improvements” means, with respect to each Property, the buildings, structures, fixtures, and other permanent improvements located on such Property’s Land, including, without limitation, electrical distribution systems, HVAC systems, walkways, driveways, parking lots, plumbing, lighting, and mechanical equipment and fixtures installed thereon.

“Indemnify” means to indemnify a Person and to hold such Person harmless with respect to a Claim (except to the extent of any indirect, special, consequential or punitive damages of any kind) and, where necessary, to defend such Person against a Claim using counsel reasonably satisfactory to such Person, all at the sole cost and expense of the indemnifying Person.

“Individual Closing Statement” has the meaning set forth in Section 5.2.12 hereof.

“Intangible Property” means, with respect to each Property, (a) local telephone and facsimile exchange numbers identified exclusively with such Property, (b) transferable certificates (including the Certificate of Occupancy for such Property), licenses, permits (including the Permits) and warranties now in effect with respect to such Property, (c) all general intangibles relating to design, development, operation and use of such Property, all rights and work product under construction, service, consulting, engineering, architectural, design and construction agreements, if any, that are assigned to Purchaser at Closing as Assumed Contracts, and plans and specifications of any portion of such Property, and all development rights and goodwill related to any portion of such Property, and (d) all other intangible property used by such Property’s Seller exclusively in connection with the ownership and operation of such Property, but excluding the Excluded Assets.

“Intellectual Property Rights” means, with respect to each Property, all patents, copyrights, trade secrets, trademarks, trade names, service marks, confidential information and other know-how owned by such Property’s Seller or its Affiliates or used by such Seller or its Affiliates in managing such Property, including but not limited to (a) marketing and management intangibles, (b) all proprietary computer software developed and owned by such Seller or its Affiliate, and (c) all proprietary manuals, instructions, policies, procedures and

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directives issued by such Seller or its Affiliates to its employees at such Property, except for those manuals, policies and instructions that related solely to the operation of such Property. The term “Intellectual Property Rights” excludes the Proprietary Marks and the specific data and information stored or maintained on the Intellectual Property Rights for such Property that uniquely pertains to such Property or those served at such Property, except that the Intellectual Property Rights include such data and information to the extent confidential or proprietary to such Seller. The term “Proprietary Marks” means all trademarks, service marks, trade names, trade dress, symbols, logos, slogans, designs, insignia, emblems, devices, domain names, distinctive designs of signs, or any other source identifying feature, or combinations thereof, which are used to identify such Property, or which are used in connection with the operation of such Property by such Seller or its Affiliates. For the avoidance of doubt, Intangible Property includes the Proprietary Marks and the specific data and information stored or maintained on the Intellectual Property Rights that uniquely pertains to such Property or those served at such Property, except that the Intellectual Property Rights include such data and information to the extent confidential or proprietary to such Seller.

“Involuntary Lien” means a Lien that arises after the effective date of the respective Title Commitment prepared for such Property and that (i) is not a Tenant Lien, and (ii) is not created by an affirmative act of any Seller.

“Land” means, with respect to each Property, the real property included in such Property and described on Exhibit “A-2,” together with all easements, rights-of-way, rights of ingress and egress, strips, zones, licenses, transferable hereditaments, privileges, tenements and appurtenances in any way belonging to or appertaining to such real property, and any right or interest in any open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, across, in front of, contiguous to, abutting or adjoining such real property.

“Landlord Work” means any renovation, build-out, demolition or other work that a Seller is required to conduct for the benefit of a certain Tenant pursuant to the terms of such Tenant’s Lease.

“Lease” means a written agreement (other than a License) pursuant to which a party other than a Seller has the right to use or occupy a portion of a Property owned by such Seller, together with all amendments, modifications, supplements, renewals, and extensions thereof.

“Leased Space” means the total amount of gross rentable area at all of the Properties, taken together, and is conclusively agreed to by the parties for purposes of this Agreement to be 474,951 square feet.

“Lease Schedule” means the list of Leases attached hereto as Exhibit “D-1.”

“Leasing Commission” means a commission or fee payable to a broker or other third party in connection with a Lease or the expansion or renewal of a Lease.

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“Legal Requirement” means any applicable federal, state, local or municipal constitution, law, ordinance, rule, order, regulation or statute of any governmental authority bearing on the construction, alteration, rehabilitation, maintenance, use, operation, sale, transfer or any other aspect of all or any portion of a Property.

“Licensee” means a Person who is entitled to use or occupy any portion of a Property pursuant to a License.

“License” means a utility license or access agreement, a right-of way agreement, an antenna license agreement, or a similar agreement pursuant to which a Person other than a Seller is entitled to use or occupy a portion of a Property.

“Lien” means any mortgage, deed of trust or other consensual lien, a mechanic’s or any materialman’s lien, a judgment lien, a lien for delinquent real property taxes or assessments, any other tax or statutory lien, in each case to the extent the same affects a Property and is prior or senior to, or otherwise encumbers the interest of such Property’s Seller in such Property, excluding, liens for real estate taxes or assessments or other sums not yet due, and excluding any liens arising out of any activity of Purchaser.

“Minor Lease” means a Lease to a Tenant that is not a Required Tenant.

“Multi-Property Contract” has the meaning set forth in Section 4.3.4.

“New Lien” has the meaning set forth in Section 4.1.2.

“Non-Foreign Affidavit” has the meaning set forth in Section 5.2.6 hereof.

“Non-Performing Party” has the meaning set forth in Section 9.8.1 hereof.

“Notice” has the meaning set forth in Article XI hereof.

“Notice to Tenants” has the meaning set forth in Section 5.2.14 hereof.

“Official Records” means the filing office of the circuit court or other depository in the jurisdiction where a Property is located, established under such jurisdiction’s laws, as of the Closing Date, for the purpose of imparting constructive knowledge of matters relating to real property.

“Owner’s Affidavit” has the meaning set forth in Section 5.2.8.

“Pending Claim” has the meaning set forth in Section 9.6.

“Permits” means, with respect to each Property, the licenses and permits, approvals, entitlements, and other governmental authorizations (including certificates of occupancy) issued by a governmental or administrative agency or authority (whether federal, state or local) in such Property’s Seller’s possession or control in connection with the ownership, operation, planning, development, constructions, use, or maintenance of such Property.

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“Permitted Exceptions” means (a) Liens securing payment of any and all general, special, supplementary or retroactive property taxes or assessments, to the extent such taxes or assessments are not due as of the Closing Date; (b) any Encumbrances that are referenced (as exceptions, requirements or otherwise) in the Title Commitments in their respective forms as of the Effective Date; (c) any Liens or Encumbrances that become Permitted Exceptions pursuant to another provision of this Agreement; (d) any Liens or Encumbrances that are expressly approved in writing by Purchaser; (e) rights of third parties as tenants under Leases, or under equipment leases (if any) relating to Personal Property; (f) Legal Requirements, including, without limitation, zoning ordinances (and amendments and additions relating thereto) and the Americans with Disabilities Act of 1990, as amended; (g) any exceptions created by Purchaser or its agents, employees and/or contractors, including without limitation, any exceptions arising by reason of the entry on the Real Property by Purchaser or by its agents, employees and/or contractors; and (h) any Liens or Encumbrances securing the Assumed Loan.

“Person” means a natural person, an agency or body of federal, state or local government, a corporation, a general or limited partnership, a limited liability company, a trust, or any other entity recognized under applicable law as having authority to own property, to conduct business, to sue or to be sued.

“Personal Property” means, with respect to each Property, all personal property, including the following items, that is owned by such Property’s Seller and used by such Seller exclusively in connection with the ownership, maintenance, and operation of such Property: (a) keys and combinations to all doors, cabinets, enclosures and other locks on or about such Property, (b) furniture, equipment, televisions, telephone systems; mechanical systems, fixtures and equipment; electrical systems, fixtures and equipment; heating fixtures, systems, and equipment; air conditioning fixtures, systems and equipment; plumbing fixtures, systems, and equipment; security systems and equipment; carpets, drapes, artwork and other furnishings; refrigerators, microwaves, ovens, stoves, and all other appliances; vehicles, office equipment, furniture and fixtures not considered improvements, spare parts, supplies and other physical assets, machinery, tools, trade fixtures, utensils, china and glassware; (c) copies of files maintained or generated by such Seller in the course of the operation of such Property (excluding the Excluded Documents) which are located at such Property or at WRIT’s headquarters in Rockville, MD; and (d) the Books and Records, but excluding, however, any the Excluded Assets.

“Property” means a property designated on Exhibit “A-1” hereto, which property consists of the corresponding Land described on Exhibit “A-2,” the Improvements located on such Land, the Personal Property located on such Land or in such Improvements, and the Intangible Property, Assumed Contracts and Leases, excluding, however, any of the foregoing that are Excluded Assets.

“Proprietary Information” has the meaning set forth in Section 12.17.

“Purchase Price” has the meaning set forth in Section 2.2 hereof.

“Purchaser” has the meaning set forth in the preamble hereof.

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“Purchaser Closing Documents” has the meaning set forth in Section 9.7 hereof.

“Real Property” means, with respect to a Property, such Property’s Land and Improvements, collectively.

“Releases” has the meaning set forth in Section 4.2.1 hereof.

“Required Tenant” means L-3 Communications Government Services, Inc.

“Security Deposit” means a cash deposit, or a letter of credit or similar evidence of indebtedness held by a Seller under a Lease as security for the obligations of the Tenant under such Lease.

“Seller” has the meaning set forth in the preamble hereof.

“Seller’s Title Company” means Chicago Title Insurance Company, acting through its Washington, DC Commercial Center located at 2000 M Street N.W., Suite 610, Washington, DC 20036.

“Surveyor” means, as to each Property, the surveyor identified on Exhibit Q as the preparer of such Property’s Survey.

“Surveys” has the meaning set forth below in Section 4.1.1.

“Survey Standards” means the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys in effect as of the Effective Date.

“Survival Date” has the meaning set forth in Section 9.6 hereof.

“Tenant” means the tenant or lessee under a Lease.

“Tenant Estoppel Certificate” has the meaning set forth in Section 6.1.3.

“Tenant Lien” means a Lien that encumbers only a Tenant’s leasehold interest in a Property, and that does not secure indebtedness or other obligations voluntarily created or assumed by Seller.

“TI Obligation” means an obligation, if any, of a Seller, as landlord under a Lease, to pay for tenant improvements, whether such tenant improvements are to be constructed by a Tenant or by such Seller.

“Threshold Amount” has the meaning set forth in Section 9.4 hereof.

“Title Commitments” has the meaning set forth below in Section 4.1.1.

“Title Company” means First American Title Insurance Company, acting through its Washington, DC National Commercial Services division located at 1825 Eye Street, N.W., Suite 302, Washington, DC 20006, Attn: Michael F. Hillman.

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“Title Policy” has the meaning set forth in Section 4.1.4 hereof.

“Turnkey Escrow” has the meaning set forth in Section 5.5.7(d) hereof.

“Turnkey TI Obligations” has the meaning set forth in Section 5.5.7(d) hereof.

“Utility Deposits” means, with respect to each Property, all deposits made by such Property’s Seller in connection with providing water, sewer, gas, electricity, telephone and other public utilities to such Property.

“Voluntary Lien” means a Lien that arises after the effective date of the respective Title Commitment prepared for such Property and that is not an Involuntary Lien or a Tenant Lien.

“Work Agreements” means any agreements between a Seller and a contractor or other third party relating to the conduct of Landlord Work.

“WRIT” means Washington Real Estate Investment Trust.

II.

SALE AND PURCHASE OF PROPERTY

2.1 Purchase of Property. On the Closing Date, and subject to the terms and conditions of this Agreement, each Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from each Seller, all of such Seller’s right, title and interest in and to the Property, or Properties, owned by such Seller, free and clear of Liens and Encumbrances that are not Permitted Exceptions, at the purchase price provided in Section 2.2 hereof. Purchaser hereby acknowledges and agrees that this Agreement is for the purchase and sale of all of the Properties and that under no circumstances shall Purchaser purchase fewer than all of the Properties, except as expressly set forth in Sections 4.2.2, 9.2 and 12.13 herein.

2.2 Purchase Price and Terms of Payment. The aggregate purchase price for all of the Properties (the “Purchase Price”) shall be Sixty-Nine Million Six Hundred Eighty-Five Thousand Three Hundred Twenty-Four Dollars ($69,685,324.00), allocated among the Properties as indicated on Exhibit “A-4”, and shall consist of and be payable as follows:

2.2.1 Earnest Money Deposit. Simultaneously with execution and delivery of this Agreement by the parties, Purchaser shall deliver to Escrow Agent, in Good Funds, Three Million Nine Hundred Eighty-Two Thousand Two Hundred Seventy-One and 77/100 Dollars ($3,982,271.77), which amount, together with all interest accrued thereon, is referred to herein as the “Earnest Money Deposit.” The Earnest Money Deposit shall be non-refundable to Purchaser except as expressly provided herein. If the Closing occurs, the Earnest Money Deposit shall be applied to the Purchase Price on the Closing Date.

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2.2.2 Balance of Purchase Price. Not later than 2:00 p.m. on the Closing Date, Purchaser shall deposit with Escrow Agent, in Good Funds, the balance of the Purchase Price, (a) reduced or increased by such amounts as are required to take into account any prorations, credits, costs or other adjustments to be made at Closing under this Agreement, and (b) decreased by the amount outstanding under the Assumed Loan as of the Closing Date, which shall be assumed by the Purchaser pursuant to Section 4.2 as additional consideration. The amount to be paid under this Section 2.2.2 is referred to in this Agreement as the “Closing Payment.”

2.3 Assumption of the Contracts. As additional consideration, Purchaser shall, on and as of the Closing Date, at its sole cost and expense, assume and agree to pay all sums and perform, fulfill and comply with all other covenants and obligations which are to be paid, performed and complied with by the Sellers under the Assumed Contracts, to the extent such obligations first arise or accrue on or after the Closing Date.

2.4 Assumption of the Leases. As additional consideration, Purchaser shall on and as of the Closing Date, at its sole cost and expense, assume and agree to perform, fulfill and comply with all covenants and obligations which are to be performed and complied with by the Sellers under the Leases, to the extent such obligations first arise or accrue on or after the Closing Date.

2.5 Assumed Liabilities. Except as expressly set forth herein, Purchaser shall not assume, in connection with the transactions contemplated hereby, any other liability or obligation of any Seller whatsoever for or in respect of periods prior to the Closing Date, and each Seller shall retain responsibility for all liabilities and obligations accrued or incurred prior to Closing with respect to the ownership or operation of such Seller’s Property or Properties.

2.6 Allocations of Purchase Price. The parties have agreed to allocate to each Property a percentage of the Purchase Price (referred to herein as such Property’s “Allocated Share”) indicated for such Property in Column 2 of Exhibit “A-4.” The portion of the Purchase Price corresponding to each Property’s Allocated Share is set forth in Column 3 of Exhibit “A-4” and is referred to herein as such Property’s “Allocated Amount.” The parties have also agreed to allocate each Property’s Allocated Amount among the Real Property and the other items of property comprising such Property, which allocations are set forth on Exhibit “A-5” hereto. The Sellers and Purchaser shall use the foregoing allocations in preparing and filing federal, state and local tax returns, and in determining the amount of any transfer or recordation taxes payable in connection with the recordation of the Deeds.

III.

ESCROW

3.1 Escrow. The parties have established or will establish an escrow (“Escrow”) with Escrow Agent by depositing with Escrow Agent the Earnest Money Deposit and having three (3) copies of the Escrow Agreement in the form attached hereto as Exhibit “B” duly executed by the Sellers, Purchaser and Escrow Agent (the “Escrow Agreement”). The Earnest Money Deposit shall be held by Escrow Agent in accordance with the terms of the Escrow Agreement. In the event of any conflict between this Agreement and the Escrow Agreement, the terms of this Agreement shall control. The Escrow shall include both the Escrow Agent’s handling of the Earnest Money Deposit and Escrow Agent’s handling of any other documents and deliveries deposited with Escrow Agent at any time up to, and including, the Closing Date. At Closing

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Purchaser, Escrow Agent and the Sellers shall prepare and execute separate escrow instructions, consistent with this Agreement, confirming the parties’ understanding with respect to the Escrow Agent’s handling of the Escrow for matters other than the Earnest Money Deposit (the “Closing Instructions”).

3.2 Deposit of Funds. Except as otherwise provided in this Agreement, all funds deposited into the Escrow by Purchaser shall be immediately deposited by Escrow Agent into an interest bearing account, subject to the control of Escrow Agent in a bank or savings and loan association, or such other institution approved by Purchaser and Seller, or such other investment as may be approved by Purchaser and Seller; provided, however, that such funds must be readily available as necessary to comply with the terms of this Agreement and the Escrow Agreement, and for the Escrow to close within the time specified in Section 5.1 of this Agreement. Except as may be otherwise specifically provided herein, interest on amounts placed by Escrow Agent in any such investments or interest bearing accounts shall accrue to the benefit of Purchaser, and Purchaser shall promptly provide to Escrow Agent Purchaser’s Tax Identification Number.

IV.

TITLE AND PROPERTY CONDITION

4.1 Title to the Real Property.

4.1.1 Acceptance of Title as of the Effective Date. Seller acknowledges and agrees that the list of title insurance commitments and revisions thereto attached hereto as Exhibit “P” includes all of the title insurance commitments, and all revisions thereto, issued by the Seller’s Title Company on or before the Effective Date. Purchaser acknowledges and agrees that the list of title insurance commitments and revisions thereto attached hereto as Exhibit “P” includes all of the title insurance commitments, and all revisions thereto, issued by the Title Company on or before the Effective Date. The title insurance commitments and revisions thereto listed on Exhibit “P”, and any other title commitments received by Purchaser prior to the Effective Date, are referred to herein collectively as the “Title Commitments”). Purchaser acknowledges and agrees that it has received and reviewed a copy of each of the exceptions and other documents affecting title and disclosed in the Title Commitments. The parties acknowledge and agree that the Purchaser has received for each Property a survey that complies with the Survey Standards. Each of such surveys, including all revisions issued by the surveyor prior to the Effective Date, is identified on Exhibit “Q” (such surveys are referred to herein as the “Surveys”). Notwithstanding anything to the contrary, Purchaser hereby acknowledges and agrees that Purchaser has no right to object to any Liens or Encumbrances disclosed in the Title Commitments or the Surveys, and that the Sellers shall not be obligated to Cure any of such Liens or Encumbrances except as provided in clause (ii) of the first sentence of Section 4.1.2(a) below.

4.1.2 Liens Arising After the Effective Date. Each Seller, with respect to its Property or Properties, agrees to Cure, prior to or at Closing, (i) all Voluntary Liens, other than Liens securing the Assumed Loan; and (ii) the Involuntary Liens, if any, listed on Exhibit “S.” If a Seller or Purchaser becomes aware after the Effective Date of an Involuntary Lien not designated on Exhibit S, such Seller or Purchaser, as applicable, shall promptly give notice to the

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other of such Involuntary Lien. An Involuntary Lien of which Seller or Purchaser receives notice pursuant to the preceding sentence is referred to herein as a “New Lien.” The cost to Discharge a New Lien, or the aggregate cost to Discharge two or more New Liens, is referred to in this Section 4.1.2 as the “Discharge Amount” for such New Lien, or New Liens. If the Discharge Amount for all New Liens does not exceed $200,000, the Sellers shall be obligated to Cure such New Liens prior to or at Closing, at the Sellers’ sole cost and expense. If the Discharge Amount for all New Liens exceeds $200,000, then unless the Purchaser has the right to terminate this Agreement in accordance with the next sentence and does in fact terminate this Agreement pursuant to this Section 4.1.2, the Sellers shall be obligated to Discharge or otherwise Cure, in whole or in part, one or more of such New Liens such that the Discharge Amount of the New Liens at Closing is reduced by $200,000. If the Discharge Amount for all New Liens exceeds $400,000, and if the Sellers do not agree in writing to Cure such New Liens in a manner satisfactory to Purchaser, then Purchaser shall have the right to terminate this Agreement by written notice to the Sellers delivered within five (5) Business Days after any Seller either sends or receives notice of a New Lien that would cause the Discharge Amount for all New Liens to exceed $400,000. Upon such termination the Earnest Money Deposit shall be returned to Purchaser, this Agreement shall terminate and neither party shall have any obligation to the other party hereunder except for obligations that expressly survive termination of this Agreement. If a Seller breaches an obligation to Cure, in whole or in part, one or more New Liens pursuant to this Section 4.1.2 then the condition set forth in Section 8.2.3 shall be deemed not to have been satisfied regardless whether such failure has a Material Adverse Effect. If the Closing Occurs, any New Liens of which Purchaser had knowledge prior to the Closing Date shall be Permitted Exceptions.

4.1.3 Encumbrances Arising After the Effective Date. The Sellers agree not to create or subject any Property to any Encumbrance after the Effective Date, without the prior written consent of the Purchaser. If either a Seller or Purchaser becomes aware that an Encumbrance has arisen after the Effective Date, or if an update of title with respect to a Property after the Effective Date reveals an Encumbrance prior to the Effective Date but not previously disclosed in a Title Commitment (in either case, a “New Encumbrance”), Purchaser or such Seller, as applicable, shall promptly give notice to the other of such New Encumbrance. If Purchaser objects to such New Encumbrance, Purchaser shall give notice to such Seller of its objection within five (5) Business Days after discovering such New Encumbrance or receiving notice of such New Encumbrance pursuant to the preceding sentence. If Purchaser does not timely object to it, such New Encumbrance shall be a Permitted Exception. If Purchaser timely objects to such New Encumbrance, such Seller shall give notice to Purchaser, within five (5) Business Days of Purchaser’s objection notice, as to whether such Seller agrees to Cure such New Encumbrance. If such Seller declines to Cure such New Encumbrance, then the following shall apply: (a) if the cost to Cure such New Encumbrance, together with the cost to Cure all other New Encumbrances to which Purchaser has timely objected and any Seller has declined to Cure, does not exceed $500,000, then such New Encumbrance shall be a Permitted Exception; (b) if the cost to Cure such New Encumbrance, together with the cost to Cure all other New Encumbrances to which Purchaser has timely objected and which any Seller has declined to Cure, exceeds $500,000, then Purchaser shall be entitled to terminate this Agreement; and (c) if such Seller agrees to cure a New Encumbrance to which Purchaser timely objects pursuant to this Section 4.1.3, such Seller shall use commercially reasonable efforts to Cure such New Encumbrance at or before Closing. If Purchaser terminates this Agreement pursuant to clause

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(b) of the preceding sentence, the Earnest Money Deposit shall be returned to Purchaser, this Agreement shall terminate and neither party shall have any obligation to the other party hereunder except for obligations that expressly survive termination of this Agreement.

4.1.4 Title Policies. If the Closing occurs, (i) the Title Company shall issue for each Property an ALTA 2006 Owner’s Title Insurance Policy (or if not available, the local equivalent) (each, a “Title Policy”), insuring that Purchaser is vested with the estate or interest disclosed in Schedule A of the applicable Title Commitment for such Property, with the initial amount of insurance for such Title Policy equal to the Allocated Amount for such Property, and taking exception only for Permitted Exceptions. Purchaser shall have the right, at Purchaser’s sole cost and expense, to request from the Title Company such endorsements to the Title Policies and/or such additional liability protection as Purchaser may elect to obtain; provided, however, that Purchaser’s ability to obtain such title endorsements and/or such additional liability protection shall not be a condition precedent to Purchaser’s obligations hereunder and shall not extend or delay Closing. Purchaser shall be solely responsible for negotiating with the Title Company with respect to the Title Policy and/or with respect to such title endorsements and/or such additional liability protection as may be requested by Purchaser, if any.

4.2 Assumed Loan.

4.2.1 Purchaser shall assume, at Purchaser’s sole risk, cost, and expense, the indebtedness outstanding as of the Closing Date under the Assumed Loan, under an assumption agreement and related documents (collectively, the “Assumption Agreement”) with terms and conditions reasonably acceptable to Purchaser, DBP II Seller, and DBP II Lender; provided, however, that the terms of the Assumption Agreement shall be deemed to be acceptable to Purchaser if the Assumption Agreement provides for Purchaser (and, with respect to any assumptions or replacements of Assumed Loan Documents to which an Affiliate of the DBP II Seller is a party, an affiliate of Purchaser reasonably satisfactory to DBP II Lender) to be subject to substantially the same economic terms and conditions as currently contained in the Assumed Loan Documents, and Purchaser hereby agrees to pay the administrative and legal fees of the DBP II Lender or its designee. With respect to the assumption of the Assumed Loan, it is expressly understood and agreed that (a) Purchaser shall be solely responsible for obtaining the DBP II Lender’s consent to any loan assumption and for the coordination thereof, (b) with the exception of the fees or expenses of the DBP II Seller’s attorneys or other professionals engaged by the DBP II Seller (which fees or expenses shall be paid solely by the DBP II Seller), Purchaser shall pay all fees, costs, and expenses in connection with any loan assumption(s), including the DBP II Lender’s expenses (including attorney’s fees) relating to the assumption and a transfer fee of 1% of the outstanding principal balance of the Assumed Loan, and (c) the Assumption Agreement shall include an affirmative release of the applicable DBP II Seller and its respective Affiliates by the DBP II Lender (collectively, the “Releases”) of all liabilities and obligations under the Assumed Loan Documents, in form and substance acceptable to DBP II Seller and such Affiliates, in respect of periods after the Closing of the sale of the DBP II Property. DBP II Seller shall reasonably cooperate with Purchaser in connection with the assumption of the Assumed Loan pursuant to the terms hereof, all at no cost (other than DBP II Seller’s legal and other professional fees and expenses) and at no risk to DBP II Seller.

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4.2.2 Notwithstanding the provisions of Section 4.2.1, if the DBP II Lender does not give its consent to the assumption by Purchaser of the DBP II Loan and does not execute the Assumption Agreement (including the Releases) on or before the Closing Date, then the Closing solely with respect to the Purchaser’s acquisition of the DBP II Property shall automatically be extended to occur as soon as is practicable after the Closing Date, but in no event earlier than the date (the “DBP II Extended Closing Date”) on which the DBP II Lender executes and delivers the Assumption Agreement (including the Releases) to the Purchaser and to the DBP II Seller. If the Closing of the DBP II Property is extended pursuant to the preceding sentence: (a) the DBP II Property shall be removed from the Properties conveyed on the Closing Date, (b) the amount that Purchaser is required to deposit on or before the Closing Date pursuant to Section 2.2.2 shall exclude the portion of such amount attributable to the DBP II Property (or, if such amount has already been deposited in full by Purchaser pursuant to Section 2.2.2 as of the date of such automatic extension, the Escrow agent shall return to Purchaser an amount equal to: (i) the DBP II Property’s Allocated Amount, minus (ii) the DBP II Property’s Allocated Share of the Earnest Money Deposit, minus (iii) the outstanding amount of the Assumed Loan as of the date of such automatic extension), (c) no prorations, credits, costs or other adjustments relating to the DBP II Property shall be applied to the Purchase Price on the Closing Date; and (d) upon Closing of the DBP II Property, Purchaser shall deposit with Escrow Agent, in Good Funds, the DBP II Property’s Allocated Amount, (i) reduced or increased by the DBP II Property’s Allocated Share of the Earnest Money Deposit and such other amounts as are required to take into account any prorations, credits, costs or other adjustments as of such Closing with respect to the DBP II Property only, and (ii) reduced by the amount outstanding under the Assumed Loan as of such Closing. Notwithstanding the foregoing, but subject to the next sentence, the Sellers or the Purchaser may terminate this Agreement, solely as the same relates to the DBP II Property, if the DBP II Extended Closing Date has not occurred on or before 210 days after the Effective Date. If the Sellers would otherwise have the right to terminate this Agreement as to the DBP II Property pursuant to the preceding sentence solely because the DBP II Lender has not executed the Releases, the Sellers’ right to terminate this Agreement pursuant to the preceding sentence shall be postponed for an additional ninety (90) days. Further, such termination right of the Sellers shall expire and be null and void altogether if, during such ninety (90) day period, (i) the DBP II Seller, its Affiliates who are parties to the Assumed Loan Documents, and the Purchaser have agreed on terms pursuant to which the DBP II Seller and such Affiliates of the DBP II Seller are Indemnified by an Affiliate of the Purchaser of the DBP II Property (which Affiliate shall be reasonably satisfactory to the DBP II Seller) with respect to Claims arising from obligations under the Assumed Loan Documents accruing on or after the date on which the Purchaser of the DBP II Property assumes the Assumed Loan; and (ii) the Lender executes the Assumption Agreement (excluding the Releases). The Purchaser agrees to use diligent efforts at all times prior to the DBP II Extended Closing Date to obtain the DBP II Lender’s consent and execution of the Assumption Agreement (including the Releases), and the Sellers agree to cooperate with the Purchaser in such efforts, subject to the provisions hereof relating to the Purchaser’s payment of fees and expenses relating to the assumption of the DBP II Loan.

4.3 Inspection.

4.3.1 Prior to the date hereof, each of the Sellers made available to Purchaser the information, documents, agreements and reports in each Seller’s possession or control relating to the Properties (collectively, the “Due Diligence Materials”) without representation or

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warranty of any kind or nature, whether express or implied. The parties acknowledge that Purchaser has had the opportunity to review and inspect the Due Diligence Materials and all of the Properties prior to the date hereof. By executing this Agreement, Purchaser acknowledges that it has completed its inspections and studies of all of the Properties and it has no remaining contingencies to Closing nor rights to object to any due diligence matters except as expressly provided below in this Section 4.3.1, and is agreeing to proceed in accordance with the terms hereof (including without limitation, the terms of Section 4.4 below). Notwithstanding such prior inspections, the Sellers shall cooperate and provide Purchaser with reasonable and continuing access to the Real Property included in each Property upon commercially reasonable Notice to the Sellers for the purpose of Purchaser’s inspection; provided, however, that Purchaser shall not perform any invasive testing of any Real Property without the Sellers’ prior written consent in each instance, which may be granted or withheld in the Sellers’ sole and absolute discretion (unless such invasive testing has been required in writing by Purchaser’s lender as a condition to Purchaser’s financing, in which case the Sellers shall grant or withhold such consent in the Sellers’ reasonable discretion). Purchaser may meet with any on-site employees at the Properties upon commercially reasonable Notice to the Property’s Seller but, if required by such Seller, only in the presence of such Seller’s representative. Each Seller shall have the right to have a representative of such Seller present during all inspections or examinations of such Seller’s Real Property by Purchaser.

4.3.2 Prior to any entry by Purchaser or any of Purchaser’s designees onto any Property, Purchaser shall: (i) if Purchaser does not then have such a policy in force, procure a policy of commercial general liability insurance, issued by an insurer reasonably satisfactory to the Sellers, covering all of Purchaser’s activities at such Property, with a single limit of liability (per occurrence and aggregate) of not less than $2,000,000.00; and (ii) deliver to Sellers a Certificate of Insurance, evidencing that such insurance is in force and effect, and evidencing that the Seller that owns such Property has been named as an additional insured thereunder with respect to any of Purchaser’s activities. Such insurance shall be written on an “occurrence” basis, and shall be maintained in force until the earlier of (x) the termination of this Agreement and the conclusion of all of Purchaser’s activities, or (y) the Closing Date.

4.3.3 Purchaser, at all times, will conduct all inspections and reviews in compliance with all Legal Requirements, and in a manner so as to not cause damage, loss, cost or expense to any Seller, any Property or Tenants of any Property, and without unreasonably interfering with or disturbing any Tenants or employees at the Properties; provided, however, that Purchaser shall not be so liable for the mere discovery by Purchaser or its agents or contractors of any existing condition at any Property. Prior to Closing, the results of or any other information acquired pursuant to Purchaser’s inspections shall be subject to the terms and conditions of Section 12.17 below. Purchaser will promptly restore any damage to any Property caused by Purchaser’s inspection to its condition immediately preceding such inspections and examinations and will keep the Properties free and clear of any mechanic’s liens or materialmen’s liens in connection with such inspections and examinations.

4.3.4 Purchaser shall assume all of the Assumed Contracts on the Closing Date. Purchaser acknowledges and agrees that some or all of the Assumed Contracts are Multi-Property Contracts and will be assigned only in part, with the portion of each Multi-Property Contract that does not relate to any of the Properties being retained by the Seller. Each Multi-

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Property Contract shall be omitted from the Assignment of Contracts and the foregoing partial assignment with respect to such Multi-Property Contract shall be evidenced by one or more separate assignment documents in the form required by the other party to such Multi-Property Contract and reasonably satisfactory to the parties. For purposes of this Agreement, “Multi-Property Contract” means an Assumed Contract pursuant to which services are rendered to one or more properties that are not included in the Properties. The Multi-Property Contracts are designated as such on Exhibit “C.”

4.3.5 The cost of the inspections and tests undertaken pursuant to this Section 4.3 shall be borne solely by Purchaser.

4.3.6 Purchaser covenants and agrees that, until the Closing Date, all information and materials disclosed and/or delivered to it by the Sellers, or Sellers’ agents, employees and representatives (including without limitation, the Due Diligence Materials), are confidential and proprietary information, and that Purchaser shall hold the same in accordance with the terms and conditions of Section 12.17 below. Purchaser also agrees that, in the event the transactions contemplated in this Agreement are not consummated as provided herein, Purchaser shall promptly return to the Sellers or destroy (and confirm in a notice to Sellers that Purchaser has returned or destroyed) all such information and documentation, and all copies thereof, together with copies of all third party reports and studies obtained by Purchaser with respect to any of the Properties that do not include information confidential or proprietary to Purchaser.

4.3.7 Except as expressly provided herein, none of the Sellers makes any representations or warranties as to the truth, accuracy or completeness of any materials, data or other information, if any, supplied to Purchaser in connection with Purchaser’s inspection of any of the Properties (except that each Seller represents and warrants that it has not knowingly omitted any material content from the information provided to Seller prior to the Effective Date). Except for Purchaser’s reliance on any representation and warranties expressly provided herein, it is the parties’ express understanding and agreement that any such materials are to be provided only for Purchaser’s convenience in making its own examination and determination as to whether it wishes to purchase the Properties, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of each Property and not on any materials supplied by the Sellers. Except for Purchaser’s reliance on any representation and warranties expressly provided herein with respect to any such materials, Purchaser expressly disclaims any intent to rely on any such materials provided to it by the Sellers in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information.

4.3.8 The obligations of Purchaser under this Section 4.3 (including its indemnification obligations) shall survive Closing or the termination of this Agreement indefinitely.

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4.4 Condition of the Property. THE FOLLOWING PROVISIONS IN THIS SECTION 4.4 ARE SUBJECT TO THE EXPRESS REPRESENTATIONS, WARRANTIES, COVENANTS, AGREEMENTS, AND OTHER PROVISIONS OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 7.2) AND THE CONVEYANCE DOCUMENTS:

(a) BY ENTERING INTO THIS AGREEMENT, PURCHASER REPRESENTS AND WARRANTS THAT IT HAS PERFORMED (AND PURCHASER REPRESENTS AND WARRANTS TO THE SELLERS THAT PURCHASER IS CAPABLE OF PERFORMING) AN INDEPENDENT INVESTIGATION, ANALYSIS AND EVALUATION OF EACH OF THE PROPERTIES. PRIOR TO THE EFFECTIVE DATE, PURCHASER HAS DETERMINED, SUBJECT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, THAT EACH OF THE PROPERTIES IS ACCEPTABLE TO PURCHASER. PRIOR TO THE EFFECTIVE DATE, PURCHASER HAS CONDUCTED ITS OWN THOROUGH AND INDEPENDENT INSPECTION, INVESTIGATION, ANALYSIS AND EVALUATION OF ALL INSTRUMENTS, RECORDS AND DOCUMENTS WHICH PURCHASER DETERMINED TO BE APPROPRIATE OR ADVISABLE TO REVIEW IN CONNECTION WITH PURCHASER’S ACQUISITION OF EACH OF THE PROPERTIES AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(b) PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT PURCHASER HAS SUBSTANTIAL EXPERIENCE WITH REAL PROPERTY AND ITS OPERATIONS, AND THAT PURCHASER WILL ACQUIRE EACH OF THE PROPERTIES IN “AS IS, WHERE IS, WITH ALL FAULTS” CONDITION, AND SOLELY IN RELIANCE ON PURCHASER’S OWN INSPECTION AND EXAMINATION AND THE SELLERS’ REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED HEREIN.

(c) EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CONVEYANCE DOCUMENTS, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT NONE OF THE SELLERS MAKES ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, NATURE OR SORT, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION, PAST, PRESENT OR FUTURE OPERATION AND/OR PERFORMANCE, OR VALUE, OF ANY PROPERTY AND THAT THE SELLERS CONVEY ALL OF THE PROPERTIES TO PURCHASER “AS IS AND WHERE IS, WITH ALL FAULTS,” AND PURCHASER ACKNOWLEDGES THAT NONE OF THE SELLERS MAKES ANY REPRESENTATIONS, GUARANTIES OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE QUALITY, CHARACTER, EXTENT, PERFORMANCE, CONDITION OR SUITABILITY OF ANY OF THE PROPERTIES FOR ANY PURPOSE.

(d) PURCHASER’S INSPECTION, INVESTIGATION AND SURVEY OF THE PROPERTIES SHALL BE IN LIEU OF ANY NOTICE OR DISCLOSURE REQUIRED BY ANY APPLICABLE HEALTH AND SAFETY CODE, OR BY ANY OTHER PROVISION OF APPLICABLE LAW, RULE OR REGULATION, INCLUDING, WITHOUT LIMITATION, LAWS REQUIRING DISCLOSURE BY THE SELLERS OF FLOOD, FIRE, MOLD, SEISMIC HAZARDS, LEAD PAINT,

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LANDSLIDE AND LIQUEFACTION, OTHER GEOLOGICAL HAZARDS, RAILROAD AND OTHER UTILITY ACCESS, SOIL CONDITIONS AND OTHER CONDITIONS WHICH MAY AFFECT THE USE OF ANY OF THE REAL PROPERTY, AND PURCHASER HEREBY WAIVES ANY REQUIREMENT FOR A NOTICE PURSUANT TO THOSE PROVISIONS AND HEREBY ACKNOWLEDGES AND AGREES THAT IT WILL CONDUCT ITS OWN INSPECTIONS AND REVIEWS WITH RESPECT TO ALL MATTERS COVERED THEREBY, AND HEREBY RELEASES THE SELLERS FROM LIABILITY IN CONNECTION WITH ANY SUCH MATTERS THAT ARE NOT THE SUBJECT OF ANY OF THE SELLERS’ REPRESENTATIONS AND WARRANTIES.

(e) PURCHASER ALSO ACKNOWLEDGES AND AGREES THAT, ALTHOUGH THE SELLERS HAVE PROVIDED THE DUE DILIGENCE MATERIALS TO PURCHASER, NONE OF THE SELLERS HAS VERIFIED THE ACCURACY THEREOF AND NONE OF THE SELLERS MAKES ANY REPRESENTATIONS OR WARRANTIES REGARDING THE MATTERS SET FORTH THEREIN EXCEPT AS MAY BE EXPRESSLY SET FORTH HEREIN, IT BEING THE RESPONSIBILITY OF PURCHASER TO VERIFY THE ACCURACY OF SUCH MATERIALS. WITHOUT LIMITING THE FOREGOING, NONE OF THE SELLERS MAKES ANY REPRESENTATION OR WARRANTY REGARDING THE COMPLETENESS OR ACCURACY, AS OF ANY DATE, OF THE TITLE COMMITMENTS, THE SURVEYS OR THE ENVIRONMENTAL REPORTS, PURCHASER HEREBY ACKNOWLEDGING AND ASSUMING THE RISK OF ANY ERRORS OR OMISSIONS IN THE TITLE COMMITMENTS, THE SURVEYS OR THE ENVIRONMENTAL REPORTS, ALL OF WHICH HAVE BEEN ORDERED BY THE SELLERS AND DELIVERED TO THE PURCHASER SOLELY AS A CONVENINENCE TO THE PURCHASER. PURCHASER ACKNOWLEDGES THAT NONE OF THE PARTIES WHO PREPARED THE SURVEYS, THE TITLE COMMITMENTS OR THE ENVIRONMENTAL REPORTS IS AFFILIATED WITH ANY OF THE SELLERS.

(f) FURTHERMORE, EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CONVEYANCE DOCUMENTS, PURCHASER ACKNOWLEDGES THAT NONE OF THE SELLERS MAKES OR HAS MADE ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE PRESENCE OR INTEGRATION OF HAZARDOUS MATERIALS UPON OR WITHIN ANY OF THE REAL PROPERTY. IN THAT REGARD, PURCHASER HAS, PRIOR TO THE EFFECTIVE DATE, CONDUCTED ITS OWN INVESTIGATIONS TO DETERMINE IF ANY OF THE REAL PROPERTY CONTAINS ANY HAZARDOUS MATERIALS OR TOXIC WASTE, MATERIALS, DISCHARGE, DUMPING OR CONTAMINATION, WHETHER SOIL, GROUNDWATER OR OTHERWISE, WHICH VIOLATES ANY FEDERAL, STATE, LOCAL OR OTHER GOVERNMENTAL LAW, REGULATION OR ORDER OR REQUIRES REPORTING TO ANY GOVERNMENTAL AUTHORITY.

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EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CONVEYANCE DOCUMENTS, PURCHASER, FOR ITSELF AND ITS OWNERS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND FOREVER DISCHARGES EACH OF THE SELLERS, AND THE SELLERS’ PAST, PRESENT AND FUTURE MEMBERS, PARTNERS, AFFILIATES, EMPLOYEES, AGENTS, ATTORNEYS, ASSIGNS, AND SUCCESSORS-IN-INTEREST, FROM ALL PAST, PRESENT AND FUTURE CLAIMS, DEMANDS, OBLIGATIONS, LOSSES AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, DIRECT OR INDIRECT, FORESEEN OR UNFORESEEN, SUSPECTED OR UNSUSPECTED, WHICH ARE BASED UPON OR ARISE OUT OF OR IN CONNECTION WITH THE CONDITION OF ANY OF THE PROPERTIES AND, WITH RESPECT TO THE PRESENCE OF ANY HAZARDOUS MATERIALS, ANY ENVIRONMENTAL DAMAGES OR ENVIRONMENTAL REQUIREMENTS, INCLUDING, WITHOUT LIMITATIONS, THE PHYSICAL, STRUCTURAL, GEOLOGICAL, MECHANICAL AND ENVIRONMENTAL (SURFACE AND SUBSURFACE) CONDITION OF ANY OF THE REAL PROPERTY (INCLUDING THE IMPROVEMENTS THEREON) OR ANY LAW OR REGULATION RELATING TO HAZARDOUS MATERIALS (PROVIDED THAT NOTHING HEREIN SHALL ABRIDGE ANY RIGHT OF PURCHASER TO ASSERT A DEFENSE IN A TORT CLAIM MADE BY A THIRD PARTY AGAINST PURCHASER TO THE EFFECT THAT PURCHASER DID NOT OWN THE PROPERTY PRIOR TO CLOSING). WITHOUT LIMITING THE FOREGOING, THIS RELEASE SPECIFICALLY APPLIES TO ALL LOSSES AND CLAIMS ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, (42 U.S.C. SECTIONS 9601 ET SEQ.), THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, (42 U.S.C. SECTIONS 6901 ET SEQ.), THE CLEAN WATER ACT, (33 U.S.C. SECTIONS 466 ET SEQ.), THE SAFE DRINKING WATER ACT, (14 U.S.C. SECTION 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT, (49 U.S.C. SECTIONS 1801 ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT, (15 U.S.C. SECTIONS 2601-2629), AND ANY OTHER FEDERAL, STATE OR LOCAL LAW OF SIMILAR EFFECT, AS WELL AS ANY AND ALL COMMON LAW CLAIMS.

BY INITIALING THIS CLAUSE BELOW, PURCHASER ACKNOWLEDGES THAT THIS SECTION HAS BEEN READ AND FULLY UNDERSTOOD, AND THAT PURCHASER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE.

/s/ H.H.
PURCHASER’S INITIALS

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(g) “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of the existence of Hazardous Materials upon, about or beneath any Real Property or migrating to or from any Real Property, or the existence of a violation of Environmental Requirements pertaining to any Real Property, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of such Real Property.

(h) “Environmental Requirements” means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to Hazardous Materials.

(i) “Hazardous Materials” means any substance (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy; or (ii) which is defined as a “hazardous waste” or “hazardous substance” under any federal, state or local statute, regulation or ordinance, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and amendments thereto and regulations promulgated thereunder; or (iii) which is toxic, explosive, corrosive, infectious or otherwise hazardous or is regulated by any federal, state or local governmental authority; or (iv) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde.

The provisions of this Section 4.4 shall survive Closing indefinitely.

V.

CLOSING

5.1 Closing Date. The “Closing Date” for purposes of this Agreement shall be November 1, 2011, subject to the following provisions of this Section 5.1 and subject also to the Sellers’ and Purchaser’s rights to extend the Closing Date as set forth in Sections 9.2, and 12.13 herein. Purchaser may accelerate the Closing Date to a date earlier than November 1, 2011 (but in no event earlier than October 25, 2011), so long as Purchaser delivers notice of the accelerated Closing Date to the Sellers not later than five (5) Business Days prior to such accelerated Closing Date

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5.2 Action Prior to the Closing Date by the Sellers. The Sellers agree that, provided Purchaser has complied with its obligations under Section 5.3 hereof, on or before 10:00 a.m. on the Closing Date, the Sellers will deposit with Escrow Agent the following items and instruments (executed and acknowledged, if appropriate):

5.2.1 The following deeds, each properly executed and acknowledged by a Seller before a Notary Public in the manner provided under the laws of the state in which such Seller’s Property is located, evidencing the sale and transfer to Purchaser of the Real Property and the Improvements comprising such Property (collectively, the “Deeds”), subject only to those Permitted Exceptions applicable to such Property: (a) for each Property located in Maryland, a special warranty deed in the form attached hereto as Exhibit “F-1”, prepared and executed by the Seller that owns such Property; and (b) for each Property located in Virginia, a special warranty deed in the form attached hereto as Exhibit “F-2”, prepared and executed by the Seller that owns such Property;

5.2.2 For each Property, two (2) duplicate originals of a Bill of Sale, in the form and content attached hereto as Exhibit “G”, prepared and executed by the Seller that owns such Property, assigning, conveying and transferring to Purchaser the Personal Property owned by such Seller (“Bill of Sale”);

5.2.3 For each Property, two (2) duplicate originals of an Assignment of Intangible Property, in the form and content attached hereto as Exhibit “H”, prepared and executed by the Seller that owns such Property, assigning and conveying to Purchaser, at no cost or expense to the Sellers, and without representation or warranty (other than as expressly set forth herein), all of such Seller’s right, title and interest in the Intangible Property (“Assignment of Intangibles”);

5.2.4 For each Property, two (2) duplicate originals of an Assignment and Assumption of Contracts, in the form and content attached hereto as Exhibit “I”, prepared and executed by the Seller that owns such Property, assigning and conveying to Purchaser, at no cost or expense to the Sellers, and without representation or warranty (other than as expressly set forth herein), all of such Seller’s right, title and interest under the Assumed Contracts (“Assignment of Contracts”);

5.2.5 For each Property, two (2) duplicate originals of an Assignment and Assumption of Leases, in the form and content attached hereto as Exhibit “J”, prepared and executed by the Seller that owns such Property, assigning and conveying to Purchaser, at no cost or expense to the Sellers, and without representation or warranty (other than as expressly set forth herein), all of such Seller’s right, title and interest under the Leases (including any refundable cash Security Deposits thereunder) (“Assignment of Leases”);

5.2.6 For each Seller, a non-foreign affidavit signed by such Seller, in the form attached hereto as Exhibit “K” (“Non-Foreign Affidavits”) any state tax withholding affidavits as applicable, and an IRS Form 1099;

5.2.7 All transfer tax and other tax returns, if any, which any Seller is required by law to execute and acknowledge and to deliver, either individually or together with Purchaser, to any governmental authority as a result of the sale, if and to the extent the same are available as of the Closing Date;

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5.2.8 For each Property, three (3) duplicate originals of an owner’s affidavit, in the form and content attached hereto as Exhibit “N,” prepared and executed by the Seller that owns such Property (“Owner’s Affidavit”);

5.2.9 All of the plans (including “as built” plans), drawings, blueprints and specifications relating to the Properties where available, which are in any Sellers’ possession or control, other than any plans, drawings, blueprints or specifications that constitute Excluded Documents;

5.2.10 All written warranties in possession or control of each Seller, if any, of manufacturers, suppliers and contractors in effect on the Closing Date;

5.2.11 All keys to each Property in the possession or control of such Property’s Seller (which will be available at such Property);

5.2.12 (a) A closing statement prepared by the Escrow Agent, reasonably approved by the Sellers and the Purchaser and executed by each Seller setting forth, among other things, all prorations, credits, costs or other adjustments to be made at Closing under this Agreement with respect to such Seller’s Property (or each of such Seller’s Properties) individually (an “Individual Closing Statement”), and (b) a closing statement (the “Consolidated Closing Statement”) prepared by the Escrow Agent and reasonably approved by the Sellers and Purchaser setting forth, among other things, the consolidated prorations, credits, costs or other adjustments reflected in each of the Individual Closing Statements and, in addition, all other payments to and from Escrow in connection with the purchase and sale of the Properties;

5.2.13 All affidavits, gap indemnity agreements and other documents consistent with the express provisions of this Agreement and reasonably required by the Title Company (including without limitation, evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction contemplated hereby have been obtained by the Sellers), each in form and substance reasonably acceptable to the Sellers;

5.2.14 For each Property, a notice to the Tenants of such Property, in the form and content attached hereto as Exhibit “K,” prepared and executed by the Seller that owns such Property (collectively, the “Notices to Tenants”);

5.2.15 To the extent not previously delivered to Purchaser, and to the extent within the possession or control of any Seller or its Affiliates, originals (or copies, if originals are not available) of the Due Diligence Materials relating to such Seller’s Property or Properties (including, to the extent available, originals of all Leases, Assumed Contracts, and Permits and copies of all Tenant correspondence and billing files and records relating to such Seller’s Property or Properties), which Due Diligence Materials may be made available at such Property or Properties;

5.2.16 A certificate executed by each Seller certifying that such Seller’s representations and warranties contained herein remain true and accurate in all respects except as noted in such certificate;

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5.2.17 Such other instruments or documents as may be reasonably necessary to effect or carry out the covenants and obligations to be performed by the Sellers pursuant to this Agreement.

5.3 Action Prior to the Closing Date by Purchaser. Purchaser agrees that on or before 10:00 a.m. on the Closing Date, Purchaser will deposit with Escrow Agent the Closing Payment and, in addition, the following items and instruments (executed and acknowledged, if appropriate):

5.3.1 To the extent that applicable law requires that the Deeds, transfer tax or other tax forms, or recording forms be executed by the grantee, such instruments, executed by Purchaser and acknowledged in the presence of a Notary Public in accordance with the laws of the state in which the applicable Property is located;

5.3.2 For each Property, two (2) fully executed duplicate originals of the applicable Assignment of Contracts, executed by Purchaser;

5.3.3 For each Property, two (2) fully executed duplicate originals of the applicable Assignment of Leases, executed by Purchaser;

5.3.4 An executed counterpart of the Consolidated Closing Statement and each Individual Closing Statement;

5.3.5 For each Property, two (2) fully executed duplicate originals of the applicable Assignment of Intangibles, executed by Purchaser;

5.3.6 For each Property, two (2) fully executed duplicate originals of the applicable Bill of Sale, executed by Purchaser;

5.3.7 The Releases, as defined in Section 4.2.1 above, executed by the DBP II Lender;

5.3.8 Such other funds, instruments or documents as may be reasonably necessary to effect or carry out the covenants and obligations to be performed by Purchaser pursuant to this Agreement; and

5.3.9 All affidavits, gap indemnity agreements and other documents consistent with the express provisions of this Agreement and reasonably required by the Title Company (including without limitation, evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction contemplated hereby have been obtained by the Purchaser), each in form and substance reasonably acceptable to the Purchaser.

5.4 Recording of Deeds. Subject to Section 8.3 below, Escrow Agent will cause the Deeds to be dated as of the Closing Date and recorded in the Official Records, and all other conveyance documents deposited with Escrow Agent to be dated as of the Closing Date, when (but in no event after the Closing Date) Escrow Agent (i) is prepared to issue the Title Policies to be issued to Purchaser as contemplated in this Agreement, and (ii) holds for the account of the Sellers and Purchaser all items and funds (if any) to be delivered to the Sellers and Purchaser through the Escrow, after payment of costs, expenses, disbursements and prorations chargeable to the Sellers or Purchaser pursuant to the provisions of this Agreement.

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5.5 Prorations.

5.5.1 Taxes. With respect to each Property, all non-delinquent real estate and personal property general and special taxes and assessments for such Property for the current assessment year of the applicable taxing authority in which the Closing Date occurs shall be prorated as of the Closing Date. If the exact amount of taxes is not known at Closing, the proration will be based on an amount equal to 105% of the prior assessment year’s taxes and shall be adjusted once actual figures become available after Closing, as part of the Final Closing Adjustment. It is understood that any supplemental property tax bill issued as a result of the sale of any Property pursuant to the provisions of this Agreement shall be borne by Purchaser. Notwithstanding anything to the contrary in this Agreement, (i) each Seller shall retain all right, title and interest in and to any and all property tax (both real property and personal property) refunds and claims for refunds with respect to its Properties for any period prior to the Closing Date, and (ii) each Seller is responsible for all taxes due and payable for its Property prior to the Closing Date. Each Seller shall have the right to continue and control any contest of any taxes or assessments for its Property or Properties due and payable during all tax years prior to the tax year in which Closing occurs. Purchaser shall have the right to control any contest of any taxes or assessments for the Properties due and payable during the current tax year in which Closing occurs, if any, and all tax years thereafter. Seller and Purchaser shall each reasonably cooperate with the other in connection with such contests. With respect to each Property, Purchaser and such Property’s Seller shall be equally responsible for, and shall pay equal portions of, all sales, use and other transfer taxes imposed in connection with the sale and transfer of the Personal Property and the Intangible Property (i.e., Purchaser shall pay 50% and such Property’s Seller shall pay 50%).

5.5.2 Utility Service. To the extent commercially reasonable and practicable, the Sellers and Purchaser shall obtain billings and meter readings as of the Business Day preceding the Closing Date to aid in the proration of charges for gas, electricity and other utility services which are not the direct responsibility of Tenants. If such billings or meter readings as of the Business Day preceding the Closing Date are obtained, adjustments for any costs, expenses, charges or fees shown thereon shall be made in accordance with such billings or meter readings. If such billings or meter readings as of the Business Day preceding the Closing Date are not available for a utility service, the charges therefor shall be adjusted at the Closing on the basis of the per diem charges for the most recent prior period for which bills were issued and shall be further adjusted at the Final Closing Adjustment on the basis of the actual bills for the period in which the Closing takes place. Each Property’s Seller shall receive a credit at Closing for the Utility Deposits, if any, that are transferred or made available to Purchaser and that are held by applicable utility companies for the account of such Seller in respect of services provided to such Seller’s Property or Properties. Purchaser shall arrange for placing all utility services and bills in its own name as of the Closing Date.

5.5.3 Security Deposits. Purchaser shall be credited with and the Sellers shall be charged with an amount equal to all cash Security Deposits being held by all Sellers, Sellers’ managing agent or any other Person under the Leases. The Sellers shall be entitled to retain all

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Security Deposits or other such credits due Tenants for which Purchaser receives credit and the Sellers are charged pursuant to this Section 5.5.3. Sellers agree not to apply any Security Deposits held as of the Effective Date under Leases on account of arrearages existing as of the Closing Date. Each Seller shall use commercially reasonable efforts to cause the issuer of any letters of credit or other instruments held by such Seller in lieu of a cash Security Deposit to transfer such letters of credit or other instruments to the Purchaser at or promptly after Closing.

5.5.4 Intentionally Omitted.

5.5.5 Miscellaneous Permits and Taxes. Except as covered by the terms of Section 5.5.1 above, with respect to each Property, all water and sewer charges, taxes (other than ad valorem property taxes), including license taxes or fees for licenses which are assignable or transferable without added cost and have a value which will survive Closing, and any unpaid taxes payable in arrears, shall be prorated as of the Closing Date. Each Property’s Seller will be credited for that portion of taxes and fees paid by such Seller allocable to the period after the Closing Date.

5.5.6 Assumed Contracts. With respect to each Property, all payments and receipts, as applicable, under the Assumed Contracts shall be prorated between Purchaser and such Property’s Seller as of the Closing Date. Such Seller shall receive a credit for all prepayments and deposits thereunder.

5.5.7 Leasing Commissions, Tenant Improvements and Rental Abatements.

(a) Each Seller shall pay prior to the Closing Date, or shall give Purchaser a credit at Closing, for (i) Leasing Commissions and TI Obligations (but not (x) Turnkey TI Obligations (as defined below), which shall be governed by Section 5.5.7(d) below, and (y) free rent) to which such Seller has committed under the terms of a Lease or a Lease modification, extension or renewal entered into prior to June 27, 2011; and (ii) Leasing Commissions, TI Obligations, free rent and other concessions (all of the foregoing, collectively, “Lease Expenses”) due in connection with a Lease or a Lease modification, extension or renewal that was executed on or after the Effective Date and with respect to which the Purchaser’s approval was required by the terms of this Agreement but was not obtained pursuant to the terms of this Agreement (such Lease being a “Non-Approved Lease”).

(b) Purchaser shall pay for (i) Lease Expenses to which such Seller has committed under the terms of a Lease or a Lease modification, extension or renewal entered into on or after June 27, 2011 but prior to the Effective Date (all of which are listed on Exhibit “D-4”), and (ii) Lease Expenses with respect to any Lease or Lease modification, extension or renewal entered into on or after the Effective Date (other than Non-Approved Leases).

(c) Effective as of the Closing Date, Purchaser shall honor and assume all covenants and obligations to be performed by each Seller as landlord under the Leases, including any Lease Expenses. For the avoidance of doubt, the foregoing shall not be deemed to affect any rights of Purchaser hereunder resulting by reason of a breach by any Seller of its representations and warranties in Section 7.2.4(g) above. Purchaser shall reimburse the Sellers at Closing for any payments made prior to Closing by any Seller toward Lease Expenses that Purchaser is obligated to pay under this Section 5.5.7.

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(d) Special Escrow for Turnkey Projects. For each Property with a “Turnkey” TI Obligation as listed on Exhibit “D-2” that has not been completed prior to the Closing Date (all such TI Obligations being referred to as “Turnkey TI Obligations”), such Property’s Seller shall deposit into an escrow account on the Closing Date funds equal to 110% of the then remaining, unpaid costs to complete the tenant improvement work less any amounts that Tenant is obligated to fund or reimburse “landlord” for such work under the applicable Lease (the “Turnkey Escrow”). The Turnkey Escrow will be held by Escrow Agent and disbursed as follows:

(i) Purchaser must submit a request, including appropriate invoices, to the Escrow Agent (copying the Property’s Seller) to approve disbursements from the Turnkey Escrow to reimburse Purchaser for the actual costs of completion of the tenant improvement work that is the subject of a Turnkey TI Obligation. All such disbursements shall be subject to approval by the Property’s Seller, which approval shall be granted if the work to be paid for (x) was within the scope of work previously agreed to by such Seller and Tenant in connection with the applicable Lease (including, for such purposes any changes orders necessitated by governmental authorities) and (y) was completed (to the extent of the disbursement request made by Purchaser) by Purchaser in a reasonable manner and consistent with current industry practice. If the Seller does not object within five (5) Business Days of Purchaser’s request for disbursement, the disbursement by the Escrow Agent shall be deemed to be approved by such Seller. Disbursement requests may at Purchaser’s option be made monthly during the course of construction (but appropriate invoices shall in all cases be required to be presented).

(ii) Upon completion of all tenant improvement work that is subject of a particular Turnkey TI Obligation, there shall be a reconciliation of the Turnkey Escrow with respect to such Turnkey TI Obligation. Any shortfall shall be promptly funded by the Property’s Seller and any excess shall be promptly refunded to such Seller. In the event any shortfall is claimed by Purchaser, Purchaser shall be required to provide a reasonably detailed explanation of such shortfall and related materials reasonably requested by the Property’s Seller to allow such Seller to assess whether the conditions in clauses (x) and (y) of Section 5.5.7(d)(i) were satisfied. Purchaser shall use commercially reasonable efforts to complete each Turnkey TI Obligation on the timeframe required by the applicable Lease (such that any excess funds held in the Turnkey Escrow can be returned to Seller as promptly as possible).

(iii) If there is any dispute as to whether the conditions in clauses (x) and (y) of Section 5.5.7(d)(i) are satisfied, the parties shall appoint an independent architect and instruct such architect to render a decision on the matter within ten (10) days of appointment. The decision of such architect shall be final and conclusive and the Escrow Agent shall be entitled to rely thereon in making disbursements from the Turnkey Escrow. Each party shall have the right to provide the independent architect with submissions related to the matter in dispute. If the parties fail to agree on the appointment of an independent architect, the Construction Manager (defined below) shall select an independent architect who shall act under this Section 5.5.7(d)(iii). Such independent architect’s fees shall be paid by the party that, in the determination of such independent architect, substantially lost the dispute.

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The Work Agreements with respect to any Turnkey TI Obligation (including but not limited to the construction contract and the construction management contract with Cassidy Turley (the “Construction Manager”)) shall automatically be deemed to be Assumed Contracts (even if they are not listed on Exhibit C) (subject to the right of Purchaser to be reimbursed by the applicable Seller for tenant improvement costs related to such Work Agreements pursuant to the foregoing provisions of this Section 5.5.7(d)).

(e) For the avoidance of doubt, the applicable Seller shall retain the $870,000 payable by Centex Homes in consideration of its exercise of its termination option effective September 30, 2011 under the Lease for certain premises at the Powers Building.

5.5.8 Other Income. With respect to each Property, all income not specifically addressed in this Section 5.5 and derived by such Property’s Seller from such Property, to the extent such income accrues before the Closing Date, shall be paid to such Seller. All income not specifically addressed in this Section 5.5 and derived by such Seller from such Property accruing or relating to the period on and after the Closing Date shall be paid to Purchaser.

5.5.9 Other Expenses. With respect to each Property, all expenses and obligations not otherwise specified in this Section 5.5, incurred in the ownership or operation of such Property and constituting an assumed liability or arising under any agreement or other matter included in the Property to be conveyed hereunder shall be prorated between such Property’s Seller and Purchaser as of the Closing Date.

5.5.10 Rent. Rent shall be prorated at the Closing in accordance with the following provisions:

(a) Basic Rent. Subject to Section 5.5.10(c), Basic Rent shall be prorated between each Seller and Purchaser as of the Closing Date based on the actual number of days in the month during which the Closing Date occurs. Each Seller shall be entitled to all Basic Rent which accrues before the Closing Date and Purchaser shall be entitled to all Basic Rent which accrues on and after the Closing Date.

(b) Additional Rent. Subject to Section 5.5.10(c), monthly or other payments made by Tenants in advance based upon projected or estimated Additional Rent shall be prorated between each Seller and Purchaser as of the Closing Date based on the actual Additional Rent collected as of the Closing and the actual number of days in the monthly or other period for which the advance payment is made. Such proration shall be made separately for each Tenant which is obligated to pay Additional Rent on the basis of the fiscal year set forth in the Tenant’s Lease for the determination and payment of Additional Rent. Each payment of Additional Rent that is prorated pursuant to this Section 5.5.10(b), and the applicable Tenant’s payments of Additional Rent made prior to or after such prorated payment for the same calendar year or other fiscal period during which a year-end reconciliation of Additional Rent is required by the applicable Lease, shall be adjusted as part of the Final Closing Adjustment as provided below in Section 5.5.12.

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(c) Delinquent Rent. Delinquent Rent (including delinquent Additional Rent) shall not be prorated at Closing and shall be paid by Purchaser to the applicable Seller if, as and when actually collected by Purchaser after the Closing, it being understood and agreed that Purchaser shall use commercially reasonable efforts to collect Delinquent Rent on behalf of each Seller. Purchaser hereby agrees that each Seller or its agents may attempt to collect Delinquent Rent at such Seller’s expense, including by commencing litigation to collect such Delinquent Rent, but each Seller agrees that it shall not initiate any action that would terminate a Tenant’s Lease or affect a Tenant’s right to occupy the premises leased under its Lease. Rent collected after the Closing Date shall be applied first to Rent currently due, then to Delinquent Rent. Non-delinquent rent for the period after Closing collected by Seller shall be promptly remitted to Purchaser. Unpaid and delinquent rent collected by Seller or Purchaser after the date of Closing shall be delivered as follows: (i) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (ii) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Anything herein to the contrary notwithstanding, Seller and Purchaser agree that all rents received by Seller or Purchaser after the date of Closing shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity.

5.5.11 Interest Payments. With respect to the Assumed Loan, all interest payments due with respect to the Current Month shall be prorated between Purchaser and DBP II Seller as of the Closing Date. Any interest, penalties or other charges arising under the Assumed Loan (other than charges in connection with the assumption required to be paid by Purchaser pursuant to Section 4.2.1) applicable to periods prior to the Closing Date, including, without limitation periods preceding the Current Month, shall be borne by the DBP II Seller.

5.5.12 Final Closing Adjustment. No later than one (1) year following the Closing Date, the Sellers and Purchaser shall make a final adjustment to the prorations made pursuant to this Section 5 (the “Final Closing Adjustment”). The Final Closing Adjustment shall be made in the following manner:

(a) General. All adjustments or prorations which could not be determined at the Closing because of the lack of actual statements, bills or invoices for the current period, the year-end reconciliation of Additional Rent, or any other reason, shall be made as a part of the Final Closing Adjustment. Any net adjustment in favor of Purchaser shall be paid in cash by the Sellers to Purchaser no later than thirty (30) days after the Final Closing Adjustment. Any net adjustment in favor of the Sellers shall be paid in cash by Purchaser to the Sellers no later than thirty (30) days after the Final Closing Adjustment. Without limiting the foregoing, the parties shall correct any manifest error in the prorations and adjustments made at Closing promptly after such error is discovered.

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(b) Additional Rent Adjustment. Each Seller and Purchaser shall prorate the actual amount of Additional Rent paid by each Tenant at such Seller’s Property for such Tenant’s applicable fiscal year (“Tenant’s Fiscal Year”) as follows:

(i) The Seller shall be entitled to the portion of the actual amount of Additional Rent paid by the Tenant equal to the product obtained by multiplying such amount by a fraction, the numerator of which is the number of days in the Tenant’s Fiscal Year preceding the Closing Date and the denominator of which is the total number of days in the Tenant’s Fiscal Year; and

(ii) Purchaser shall be entitled to the balance of the Additional Rent paid by the Tenant.

(iii) If the sum of all interim payments of Additional Rent collected and retained by the Seller from the Tenant for the Tenant’s Fiscal Year (reduced by the pro-rated portion of the interim payment on account of Additional Rent paid for the month or quarter in which the Closing Date occurs for which Purchaser is given credit pursuant to Section 5.5.10(b)) exceeds the amount of such Additional Rent to which the Seller is entitled with respect to such Tenant pursuant to subparagraph (i) above, the Seller shall pay such excess to Purchaser. If the sum of all interim payments of such Additional Rent collected and retained by Purchaser from each Tenant for the Tenant’s Fiscal Year (increased by a pro-rated portion of the interim payment on account of Additional Rent paid for the month or quarter in which the Closing Date occurs for which Purchaser is given credit pursuant to Section 5.5.10(b)) exceeds the amount of Additional Rent to which Purchaser is entitled with respect to such Tenant pursuant to subparagraph (ii) above, Purchaser shall pay the excess to the Seller. The adjustment of interim payments received and actual Additional Rent paid shall be made separately for each Tenant and for each type of Additional Rent.

(c) No Further Adjustments. Except for: (i) additional or supplemental real estate taxes, real estate tax credits or rebates, or other adjustments to real estate taxes due to back assessments, corrections to previous tax bills or real estate tax appeals or contests, (ii) any item of Additional Rent which may be contested by a Tenant or (iii) manifest errors, the Final Closing Adjustment shall be conclusive and binding upon the Sellers and Purchaser, and the Sellers and Purchaser hereby waive any right to contest after the Final Closing Adjustment any prorations, apportionments or adjustments to be made pursuant to this Section 5.

5.5.13 General Provisions. Except as otherwise expressly provided in this Agreement, all apportionments and adjustments shall be made in accordance with generally accepted accounting principles. The computation of the adjustments shall be jointly prepared by the Sellers and Purchaser. In the event any prorations or apportionments made under this Section 5.5 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same in accordance with the remaining terms of this Section 5.5.13. For proration purposes, the day that falls on the Closing Date shall be charged to Purchaser.

5.5.14 Survival. The provisions of this Section 5.5 shall survive Closing indefinitely.

5.6 Closing Costs. With respect to each Property, Purchaser shall bear the cost of (i) the title searches and preparation of the Title Commitments prepared by the Title Company, and the premium for the Title Policy and any and all endorsements to the Title Policy requested by Purchaser or its lender; (ii) the Survey for each Property; (iii) one-half (1/2) of the documentary

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transfer taxes and the recording fee for the Deeds; (iv) one-half (1/2) of all escrow and closing fees relating to the sale of such Property; (v) all escrow and closing fees relating to Purchaser’s financing; (vi) any mortgage taxes or recording fees for any mortgages securing Purchaser’s financing; and (vii) the fees and charges of third parties in connection with the Environmental Reports (which shall be credited to such Property’s Seller to the extent that such Seller has already paid such third parties). With respect to each Property, such Property’s Seller shall bear the cost of (i) any commission due to Broker (as defined in Article X); (ii) one-half (1/2) of the documentary transfer taxes and the recording fee for the Deeds; (iii) and one-half (1/2) of all escrow and closing fees relating to the sale of such Property (but not in connection with any financing by Purchaser, which shall be paid solely by Purchaser); and (iv) the costs of the Title Commitments prepared by the Seller’s Title Company. Each party shall pay its own attorneys’ fees pertaining to the sale of the Properties. Purchaser shall be responsible for the payment of the costs set forth in Section 4.2.1 with respect to the assumption of the Assumed Loan (but the DBP II Seller shall bear its own attorneys’ fees with respect to the assumption of the Assumed Loan). All other costs pertaining to the sale of each Property shall be allocated as is customary for real estate transactions where such Property is located. The parties agree to cooperate in all reasonable respects to minimize all such costs, premiums, taxes, and fees.

5.7 Distribution of Funds and Documents Following Closing. The conditions to the closing of Escrow shall be Escrow Agent’s receipt of funds and documents described in Sections 5.2 and 5.3 above, and written authorization from the Sellers and Purchaser to proceed with the Closing in accordance with the Closing Instructions. Upon satisfaction of the above conditions, Escrow Agent shall distribute the documents described in Sections 5.2 and 5.3 above in accordance with the Closing Instructions and shall take all other actions authorized by the Escrow Agreement upon closing.

5.8 Possession. Purchaser shall be entitled to sole possession of each Property on the Closing Date, subject to the Permitted Exceptions.

VI.

ADDITIONAL COVENANTS AND INDEMNITIES

6.1 Seller Covenants. Each Seller (but solely for itself and its own Property or Properties, and not for any other Seller or any other Seller’s Property) covenants to Purchaser as follows with respect to its Property or each of its Properties:

6.1.1 Continued Care and Maintenance. Prior to Closing, such Seller agrees: (i) to continue its care, maintenance and operation of its Property on substantially the same standards as employed by such Seller to date; (ii) not to terminate, change, amend or modify materially any Assumed Contract; (iii) not to make any substantial alterations or changes to any of such Seller’s Property, other than ordinary and necessary maintenance and repairs, without Purchaser’s prior approval (provided, however, such Seller may make any alterations or changes to the Property that are required by any Lease or by applicable law without Purchaser’s prior approval); and (iv) to maintain in effect all policies of casualty and liability insurance or similar policies of insurance, with no less than the limits of coverage now carried with respect to such Seller’s Property. Nothing contained herein shall prevent such Seller from acting to prevent loss

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of life, personal injury or property damage in emergency situations, or prevent such Seller from performing any act with respect to such Seller’s Property which may be required by any Lease, applicable law, rule or governmental regulations, provided that such Seller shall notify Purchaser of any emergency situations as soon as reasonably possible thereafter.

6.1.2 Leasing of the Property. Prior to the execution of any new Leases for the Property or the renewal, modification or extension of any existing Leases for the Property, such Seller shall give notice of its intent to do so to Purchaser. Such notice shall include the amount of space involved, the length of the lease term, the proposed financial terms thereof (including any rent abatement periods or other concessions), the amount of any Leasing Commission, any TI Obligations, and a copy of the form of Lease, Lease amendment or other document to be executed. Purchaser shall have five (5) days after receipt of such notice to notify such Seller of its objections, if any, to any such proposed Lease or extension or renewal of any existing Lease. Such Seller shall not enter into any new Lease or any modification, extension or renewal of any existing Lease without Purchaser’s prior written consent, which consent may be granted or withheld in Purchaser’s sole discretion. Purchaser’s failure to object to a proposed Lease or the modification, extension or renewal of any existing Lease within the five (5)-day period described above shall be deemed an approval by Purchaser. Notwithstanding the foregoing (a) Purchaser’s consent shall not be required for new Leases and renewals or extensions of existing Leases evidencing or reflecting the exercise by Tenants of any rights or options, the terms of which are fixed or determinable as of June 27, 2011, under existing Leases; and (b) Purchaser acknowledges and agrees that the Leases and the extensions, modifications or renewals of Leases (if any) listed on Exhibit “D-1” have been approved by Purchaser. Nothing in this Agreement shall be interpreted to require any Seller to lease any additional space in its Property as a condition to the sale of such Property, and none of the Sellers shall have any obligation to enter into or to seek any Leases for its Property prior to the Closing Date.

6.1.3 Tenant Estoppel Certificates. Prior to Closing, each Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser from the Tenant under each Lease of such Seller’s Property an estoppel certificate in substantially the form attached hereto as Exhibit “T-1” or, if any Lease requires a different form, in the form required by such Lease, all dated no more than thirty (30) days prior to the Closing Date (each, a “Tenant Estoppel Certificate”). The statements made by the tenants in such Tenant Estoppel Certificates shall not disclose any material defaults under such Lease and shall not disclose any information that is materially inconsistent with the information disclosed with respect to such Lease on Exhibits “D-1” through “D-3.” Purchaser shall have the right to approve the form of Estoppel Certificate to be delivered to a tenant for signature prior to such delivery. None of the Sellers shall be in default for failure to obtain any Tenant Estoppel Certificates. If any of the Properties includes a Lease under which the Tenant is the GSA, such Property’s Seller shall use commercially reasonable efforts to obtain a novation agreement with respect to such Lease before Closing and, if such novation agreement is not obtained as of the Closing, such Seller shall continue to use commercially reasonable efforts to obtain such novation agreement as soon as is practicable after Closing. With respect to any such Lease to a GSA Tenant, the term “Tenant Estoppel Certificate” as used herein shall mean a statement of lease in form reasonably satisfactory to the GSA Tenant thereunder. The provisions of this Section 6.1.3 pertaining to novation agreements shall expressly survive the Closing.

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6.1.4 Subordination and Attornment Agreements. If Purchaser’s lender requests that a Tenant agree in writing to subordinate its Lease to a mortgage lien securing Purchaser’s acquisition financing, or to attorn to such lender or its designee or successor in title in connection with the exercise of such lender’s remedies under its acquisition financing lien, then the Seller whose Property is subject to the applicable Lease shall do the following, in each case only upon written request by the Purchaser: (a) such Seller shall request in writing that the applicable Tenant execute a subordination and/or attornment agreement in favor of the Purchaser’s lender, in a form provided by Purchaser’s lender; (b) such Seller shall follow up with the applicable Tenant in writing to determine whether such Tenant will comply with the request made in the foregoing clause (a); and (c) such Seller shall take reasonable steps requested by Purchaser to enforce the obligations of such Tenant under its Lease (to the extent such obligations are referenced in the Purchaser’s request) with respect to the execution of the agreement provided to such Tenant pursuant to the foregoing clause (a), subject to any conditions in such Tenant’s lease, including that the requested agreement contain non-disturbance language in favor of such Tenant. For the avoidance of doubt, it shall not be a condition to Purchaser’s obligation to proceed with the Closing that the Purchaser or its lender obtain any one or more of the subordination or attornment agreements requested from Tenants pursuant to this Section 6.1.4, and no Seller shall have any obligation to provide any certificate, agreement or other undertaking in lieu or a subordination or attornment agreement not obtained from a Tenant, or to take any action with respect to such agreements except as expressly set forth in this Section 6.1.4.

6.1.5 Covenants, Conditions and Restrictions of Record. If the Purchaser or the Purchaser’s lender requests that a third party execute a document certifying as to the status of the rights, obligations and/or performance of a Seller, or of such third party, under the Covenants, Conditions Restrictions, Easements or other matters of record specifically identified on Exhibit U, such Seller shall do the following, in each case only upon request by the Purchaser: (a) such Seller shall request in writing that the applicable third party execute such certificate, in a form provided by Purchaser or Purchaser’s Lender; (b) such Seller shall follow up with the applicable third party in writing to determine whether such third party will comply with the request made in the foregoing clause (a); and (c) such Seller shall take reasonable steps requested by Purchaser to enforce the obligations of such third party under any covenants, conditions, restrictions, easements or other matters of record (to the extent such obligations are referenced in the Purchaser’s request) with respect to the execution of the certificate provided to such third party pursuant to the foregoing clause (a), subject to any conditions in the applicable documents of record. Notwithstanding the foregoing, in no event shall any Seller be obligated to request a certificate from any owner of a single-family lot, a residential unit in a condominium or cooperative regime, or any other owner of a residential dwelling. For the avoidance of doubt, it shall not be a condition to Purchaser’s obligation to proceed with the Closing that the Purchaser obtain any one or more of the certificates requested from third parties pursuant to this Section 6.1.5, and no Seller shall have any obligation to provide any certificate regarding the matters set forth in this Section 6.1.5, or to take any other action with respect to such certificates except as expressly set forth in this Section 6.1.5.

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VII.

REPRESENTATIONS AND WARRANTIES

7.1 Purchaser’s Representations and Warranties. Purchaser represents and warrants to the Sellers that as of the date hereof and as of the Closing Date:

7.1.1 Organization and Standing. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, is, or on the Closing Date will be, duly qualified to do business in each state where such qualification is necessary with respect to all of the Properties, and has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.

7.1.2 Due Authorization. The performance of this Agreement and the transactions contemplated hereunder by Purchaser have been duly authorized by all necessary action on the part of Purchaser, and this Agreement is binding on and enforceable against Purchaser in accordance with its terms. Purchaser shall, on or prior to the Closing Date, furnish to the Sellers certified resolutions evidencing that Purchaser has been duly authorized to enter into and perform this Agreement and the transactions contemplated hereunder. No further consent of any shareholder, creditor, board of directors, governmental authority or other party to such execution, delivery and performance hereunder is required. The person(s) signing this Agreement, and any document pursuant hereto on behalf of Purchaser, has full power and authority to bind Purchaser.

7.1.3 Lack of Conflict. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will violate any restriction, court order, judgment, law, regulation, charter, bylaw, instrument or agreement to which Purchaser is subject.

7.1.4 Solvency/Bankruptcy. Purchaser has not (i) made any general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made any offer of settlement, extension or compromise to its creditors generally. Furthermore, Purchaser has not taken against it any such actions.

7.1.5 ERISA. Purchaser does not hold the assets of any employee benefit plan within the meaning of 29 CFR 2501.3-101(a)(2).

7.2 Sellers’ Representations and Warranties. Each Seller (but solely for itself and its own Property or Properties, and not for any other Seller or any other Seller’s Property or Properties) represents and warrants to Purchaser as follows:

7.2.1 Organization and Standing. Such Seller is (i) a limited liability company or a limited partnership, as reflected on Exhibit “A-3” to this Agreement, (ii) duly organized under the laws of the state of its formation, is validly existing, and in good standing under the laws of such state, (iii) qualified or registered to do business in the state where its Property is located (or in the states where its Properties are located), and (iv) has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it.

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7.2.2 Due Authorization. (a) the performance of this Agreement and the transactions contemplated hereunder by such Seller have been duly authorized by all necessary action on the part of such Seller, and this Agreement is binding on and enforceable against such Seller in accordance with its terms; and (b) no further consent of any member, manager, creditor, governmental authority or other party to such execution, delivery and performance hereunder is required.

7.2.3 Representations and Warranties Regarding Legal Matters:

(a) Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will itself cause or constitute a violation of any court order, judgment, law, regulation, charter, bylaw or operating agreement to which such Seller is subject.

(b) Such Seller is not a foreign seller as defined in the “Foreign Investment in Real Property Tax Act.”

(c) Neither such Seller nor any general partner or managing member of such Seller has (i) made any general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by such Seller’s or such general partner’s or managing member’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller’s or such general partner’s or managing member’s assets, or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Seller’s or such general partner’s or managing member’s assets.

7.2.4 Representations and Warranties Regarding the Properties:

(a) Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will itself cause or constitute a violation of any restriction, court order, judgment, law, regulation, instrument, or agreement to which such Seller’s Property or Properties (or any portion thereof) are subject.

(b) Except as listed on Exhibit “M” attached hereto, to such Seller’s actual knowledge, there are no demands, complaints, actions, suits, arbitrations, governmental investigations or other proceedings pending or threatened against or affecting such Seller and its respective Property or Properties or any portion thereof (any of the foregoing, a “Proceeding”) and such Seller has not received written notice of any such Proceeding.

(c) To such Seller’s actual knowledge, such Seller has not received written notice of any material default in respect of its obligations under any of the Assumed Contracts or the Leases.

(d) To such Seller’s actual knowledge, such Seller holds good title to, and the entire right, title, and interest in and to, the Personal Property owned by it, free and clear of any and all Liens and Encumbrances other that Permitted Exceptions.

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(e) To such Seller’s actual knowledge, such Seller has delivered to Purchaser or made available as part of the Due Diligence Materials true, correct, and complete (to the extent in such Seller’s possession) copies of the Due Diligence Materials; provided, however, that such Seller is not providing any representation or warranty as to the accuracy of the information or materials provided or prepared by a third party.

(f) Exhibit “D-1” contains a true, correct and complete list of all Leases in existence on the Effective Date for the Property or Properties owned by such Seller, including the name of each Tenant, the date of each Tenant’s Lease and all amendments, if any, thereto, the expiration date of each Lease, and the amount of any Security Deposit paid by the Tenant under each Lease. The copies of such Leases provided to Purchaser by such Seller are true, correct and complete copies of such Leases, including all amendments thereto. To such Seller’s knowledge, there are no Leases or other tenancies for any space in the Property or Properties owned by such Seller as of the Effective Date other than those set forth on Exhibit “D-1.” There are no letters of credit or other similar financial instruments held in lieu of Security Deposits under any of the Leases, except as set forth on Exhibit D-1. Such Seller does not warrant or represent that any particular Lease will be in effect on the Closing Date, provided that such Seller agrees to provide prompt written notice to Purchaser if any such Lease is no longer in effect prior to the Closing Date.

(g) Except as set forth on Exhibit “D-2,” there are no TI Obligations, rent abatements or other concessions under any Lease applicable to such Seller’s Property or Properties that are not fully performed and paid for, to the extent such performance or payment is currently due.

(h) To such Seller’s knowledge, as of the Effective Date there do not exist any agreements pursuant to which such Seller will or may be required to pay a leasing or brokerage commission (a “Leasing Commission”) with respect to space covered by the Leases, or as to any other space in the Property or Properties, other than the agreements listed on Exhibit “D-3” and the brokerage agreement pursuant to which Cassidy Turley provides leasing services for all of the Properties, which brokerage agreement will be terminated effective as of the Closing Date. Except as set forth on Exhibit “D-3,” no Leasing Commissions are either due as of the Closing Date, or shall become payable after the Closing Date with respect to any portion of the Property or Properties owned by such Seller, and none will be due as of Closing or shall become payable after the Closing Date, whether by reason of the exercise by any Tenant on or before the Effective Date of any expansion, renewal or extension option, or otherwise.

(i) To such Seller’s actual knowledge, the Environmental Reports include all of the phase I and phase II environmental reports related to the Property or Properties owned by such Seller and in the possession or control of such Seller. Such Seller has not received a written notice from any governmental authority in which it is alleged that the Property or Properties of such Seller are not in compliance with Environmental Requirements, other than such notices as have been provided to the Purchaser.

(j) Except as listed on Exhibit “M” attached hereto, such Seller has not received written notice (a “Violation Notice”) from any government agency or any employee or official thereof alleging that the construction of the Property or Properties owned by such Seller or the operation or use of the same fails to comply with any Legal Requirement, or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance, and such Seller and has no actual knowledge of any such failure of compliance.

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(k) As of the Closing Date no Contracts will remain in effect with respect to such Seller’s Property other than Assumed Contracts.

7.3 Representations and Warranties Deemed Modified. If the Closing occurs: (a) each of the representations and warranties made by Purchaser herein shall be deemed modified if and to the extent necessary to reflect and be consistent with any facts or circumstances of which the Sellers have actual knowledge as of the Closing Date; and (b) each of the representations and warranties made by each Seller herein shall be deemed modified if and to the extent necessary to reflect and be consistent with any facts or circumstances of which Purchaser has actual knowledge as of the Closing Date.

7.4 Seller’s Knowledge. Wherever the phrase “to Seller’s actual knowledge” or any similar phrase stating or implying a limitation on the basis of knowledge appears in this Agreement in respect of a Seller, such phrase shall mean only the present actual knowledge of Michael Daugard of WRIT, without any duty of inquiry, any imputation of the knowledge of another, or independent investigation of the relevant matter by any individual(s), and without any personal liability. Wherever the phrase “in Seller’s possession”, “in the possession of Seller” or similar phrase appears in this Agreement, such phrase shall be deemed to mean only to the extent the material or other item referred to by such phrase is located at a Property or in the Sellers’ offices in Rockville, Maryland.

VIII.

CONDITIONS PRECEDENT TO CLOSING

8.1 Conditions to Sellers’ Obligations. The obligation of the Sellers to close the transaction contemplated hereunder shall be subject to the satisfaction of each of the following conditions precedent:

8.1.1 Each of Purchaser’s representations and warranties set forth in this Agreement shall be correct in all material respects as of the Closing Date as if made on and as of such date.

8.1.2 Purchaser shall have performed all of its obligations under this Agreement required at or prior to Closing, in all material respects.

The foregoing conditions contained in this Section 8.1 are intended solely for the benefit of the Sellers. The Sellers shall at all times have the right to waive any condition precedent, provided that such waiver is in writing and delivered to Purchaser and Escrow Agent.

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8.2 Conditions to Purchaser’s Obligations. The obligations of Purchaser to close the transaction contemplated hereunder shall be subject to the satisfaction of each of the following conditions precedent, and Purchaser shall have no right to terminate this Agreement or delay the Closing for any other reason:

8.2.1 Each Seller’s representations and warranties set forth in this Agreement shall be correct in all material respects as of the Closing Date as if made on and as of such date, except as would not, individually or in the aggregate, have a Material Adverse Effect;

8.2.2 The Sellers shall have deposited the documents and instruments specifically listed in Section 5.2 hereof with Escrow Agent on or before the Closing Date;

8.2.3 The Sellers shall have performed all of the Sellers’ obligations under this Agreement required to be performed at or prior to Closing (other than those listed in Section 8.2.2), except as would not, individually or in the aggregate, have a Material Adverse Effect.

8.2.4 The Title Company shall be prepared to issue the Title Policies to Purchaser.

8.2.5 The Sellers shall have delivered to Purchaser Tenant Estoppel Certificates from the Required Tenant, and from sufficient Tenants so that there shall have been obtained, in the aggregate from the Required Tenant and from any other Tenants, Tenant Estoppel Certificates covering not less than 75% of the Leased Space that is not leased to the GSA or to any other instrumentality of the U.S. federal government (for example, if the total Leased Space were 125 square feet, and if the GSA and other U.S. federal government tenants leased 25 square feet of the Leased Space, the required threshold pursuant to this Section 8.2.5 would be 75 square feet, or 75% of 100 square feet). Notwithstanding the foregoing, with respect to any Minor Lease, a Seller shall have the right (but shall not be obligated to) substitute an estoppel certificate executed by such Seller (a “Seller Estoppel Certificate”) containing the information set forth in the form of the Seller’s Estoppel Certificate attached hereto as Exhibit “T-2” with respect to such Minor Lease, and such estoppel certificate shall have the same effect under this Section 8.2.5 as an estoppel certificate executed by the Tenant; provided, however, that Seller Estoppel Certificates shall not be permitted to cover either (x) a Lease of more than 30,000 square feet or (y) more than 10% of the Leased Space that is not leased to the GSA or to any other instrumentality of the U.S. federal government, and shall not be permitted to cover the Lease of any Required Tenant. If the applicable Tenant shall thereafter provide a Tenant Estoppel Certificate to Purchaser, then such Seller’s Estoppel Certificate shall thereupon be null and void and of no further force or effect. For purposes of this Section 8.2.5 only, the term “Leased Space” shall not include any space leased by the GSA or another instrumentality of the U.S. federal government.

The foregoing conditions contained in this Section 8.2 are intended solely for the benefit of Purchaser. Purchaser shall at all times have the right to waive any condition precedent, provided that such waiver is in writing and delivered to the Sellers and Escrow Agent.

8.3 Failure of Conditions to Closing. The Sellers and Purchaser shall use commercially reasonable efforts to satisfy the conditions to Closing set forth herein. If the Closing does not occur because of the failure of one of the conditions set forth in Section 8.1, the Sellers shall have the remedies set forth in Section 9.1. If the Closing does not occur because of the failure of one of the Conditions set forth in Section 8.2, the Purchaser shall have the remedies set forth in Section 9.2.

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IX.

REMEDIES FOR PRE-CLOSING AND POST-CLOSING DEFAULTS; LIQUIDATED DAMAGES

9.1 Default by Purchaser Prior to Closing. If (a) any of the representations or warranties made by Purchaser herein is inaccurate as of the Closing Date in any material respect, (b) after all of the conditions to Purchaser’s obligations to proceed with the Closing have been satisfied or, in lieu thereof, waived by Purchaser, Purchaser fails to deposit the Closing Payment and the documents and instruments specifically listed in Section 5.3 hereof with Escrow Agent on the Closing Date, or (c) Purchaser fails or refuses to perform any of Purchaser’s other material covenants or agreements to be performed by Purchaser under this Agreement at or before Closing (any of the foregoing circumstances being referred to herein as a “Purchaser Default”), then the Sellers’ sole remedy shall be to terminate this Agreement, whereupon the Earnest Money Deposit shall be delivered to the Sellers and neither party shall have any further rights or obligations hereunder, each to the other, except for any obligations or rights that expressly survive termination of this Agreement, and the right of the Sellers to collect such liquidated damages from Purchaser and Escrow Agent. If the Closing does not occur because of a Purchaser Default, Purchaser and the Sellers agree that it would be impractical and extremely difficult to estimate the damages which the Sellers may suffer. Therefore, Purchaser and the Sellers hereby agree that, in the event of a Purchaser Default, in addition to attorneys’ fees and costs pursuant to Section 12.2 hereof, a reasonable estimate of the total damages that the Sellers would suffer from a Purchaser Default is and shall be an amount equal to the Earnest Money Deposit. Said amount shall be the full, agreed and liquidated damages for the Purchaser Default, and the recovery of such amount, together with attorneys’ fees and costs pursuant to Section 12.2 hereof, shall be the Sellers’ sole remedy at law or in equity as a result of a Purchaser Default. All of the claims to damages or other remedies as a result of a Purchaser Default are expressly waived by the Sellers.

/s/ G.F.M.	/s/ H.H.
SELLERS’ INITIALS	PURCHASER’S INITIALS

9.2 Default by the Sellers Prior to Closing.

9.2.1 If (a) the condition to Closing set forth in Section 8.2.1 is not satisfied as of the Closing Date, (b) after all of the conditions to the Sellers’ obligations to proceed with the Closing have been satisfied or, in lieu thereof, waived by the Sellers, the Sellers fail to deposit the documents and instruments specifically listed in Section 5.2 hereof with Escrow Agent on the Closing Date, or (c) the condition to Closing set forth in Section 8.2.3 is not satisfied as of the Closing Date, (any of the foregoing circumstances being referred to herein as a “Seller Default”), then Purchaser’s sole remedy shall be: (i) solely in the case of a Seller Default referred to in Clause (b) of this Section 9.2.1, to pursue an action against the Sellers for specific performance, provided that such action must be initiated within ninety (90) days following the date on which the Closing should have occurred in accordance with this Agreement; or (ii) in the case of Clause (a), (b) or (c) of this Section 9.2.1, to terminate this Agreement as and when permitted pursuant to Section 9.2.3, and thereupon to receive the Earnest Money Deposit and

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reimbursement from Sellers when and to the extent provided below in Section 9.2.3. All other claims to damages or other remedies in connection with a Seller Default are expressly waived by Purchaser. The refund of the Earnest Money Deposit and the payment of the expenses as set forth in Section 9.2.3 is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Purchaser.

9.2.2 Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if Purchaser would otherwise have the right to terminate this Agreement because of a Seller Default affecting one or more, but not all, of the Properties, then Purchaser and (except as provided in this Section 9.2.2 with respect to a Designated Seller Breach) the Sellers shall each have the right to postpone the Closing Date in accordance with this Section 9.2.2 (the “Delayed Closing Right”), solely with respect to the Property or Properties affected by the Seller Default (the Closing with respect to the remaining Properties shall occur as set forth in the penultimate sentence of this Section 9.2.2). If a Seller Default has occurred, Purchaser shall deliver notice to the Sellers on or prior to the Closing Date (a “Default Notice”), indicating whether or not Purchaser will exercise the Delayed Closing Right. If the Purchaser has not elected to exercise the Delayed Closing Right, the Sellers shall have the right, by written notice to the Purchaser delivered within five (5) Business Days after the intended Closing Date, to exercise the Delayed Closing Right to cure any Seller Default (other than a Designated Seller Breach). If either the Sellers or the Purchaser elects to exercise the Delayed Closing Right, then the following provisions shall apply: (a) the Closing Date shall be postponed, solely as to the Property or Properties affected by the Seller Default, until a date that is not later than seventy-five (75) days after the Closing Date, (b) the parties shall proceed to Closing on the Closing Date or as promptly as possible thereafter with respect to the remainder of the Properties not affected by the Seller Default, in which event the Closing shall proceed and the Purchase Price payable at such Closing shall be reduced by the sum of the Allocated Amounts of the Properties as to which the Closing Date has been postponed (the amount of such reduction to be due and payable when and if a subsequent Closing occurs under the following clause (c)), and (c) if the Sellers cure the Seller Default within such seventy-five (75) days, Purchaser shall be obligated to purchase the remaining Properties (or Properties as to which such cure was effected) promptly after such cure is completed. As used herein, the term “Designated Seller Breach” means an intentional beach by the Sellers of any of the following, in each case if such breach (or, if more than one such breach occurs, all of such breaches) has an Adverse Effect: (x) the obligation to deposit with Escrow Agent the documents and instruments specifically listed in Section 5.2 hereof, on or before the Closing Date; (y) the fourth (4th) sentence of Section 6.1.2; or (c) the first sentence of Section 4.1.3 (if such breach is due to an Encumbrance executed by a Seller).

9.2.3 If neither the Sellers nor the Purchaser elect to exercise the Delayed Closing Right to allow for the cure of a Seller Default as provided above in Section 9.2.2, then the Purchaser shall be entitled to terminate this Agreement in its entirety by written notice to the Sellers given on or before the date that is fifteen (15) Business Days after the Closing Date. If the Closing Date is postponed as to one or more of the Properties as provided above in Section 9.2.2, but if a Seller Default remains uncured at the end of the seventy-five (75) day period set forth therein, then the Purchaser shall have the right to terminate this Agreement solely as to the Property or Properties affected by such uncured Seller Default (so long as the Purchaser has fulfilled its obligation to close on the other Properties as set forth in clause (b) of the penultimate sentence of Section 9.2.2), by written notice to the Sellers within five (5) Business Days after the

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end of such seventy-five (75) day period. Upon the termination of this Agreement by the Purchaser pursuant to this Section 9.2.3: (a) the Earnest Money Deposit shall be returned to Purchaser (provided, however, that if such termination applies to some but not all of the Properties the Purchaser shall receive only the portion of the Earnest Money Deposit corresponding to the Allocated Shares of the Properties as to which this Agreement is terminated, and only if and to the extent such funds remain in escrow after Closing of the remaining Properties has occurred pursuant to this Section 9.2); (b) the Sellers shall reimburse Purchaser for third-party out-of-pocket costs and expenses actually incurred by Purchaser in connection with the transaction contemplated by this Agreement, up to a maximum reimbursement amount of One Hundred Thousand Dollars ($100,000) multiplied by the Allocated Share of the Property (or the sum of the Allocated Shares of the Properties) as to which this Agreement has been terminated pursuant to this Section 9.2.3; and (c) neither party shall have any further rights or obligations hereunder, each to the other, except any indemnification obligations, the rights of the Sellers and Purchaser that survive as provided herein, except for the right of Purchaser to collect such reimbursement from the Sellers by clause (b) of this sentence, and except for rights or obligations relating to the Property or Properties, if any, as to which this Agreement remains in effect.

/s/ G.F.M.	/s/ H.H.
SELLERS’ INITIALS	PURCHASER’S INITIALS

9.3 Adverse Effect; Material Adverse Effect.

9.3.1 For purposes of this Agreement, “Material Adverse Effect” means a material adverse effect on the assets comprising the Properties, the Purchaser’s title to one or more of the Properties after Closing, or the results of operations or financial condition of one or more of the Properties caused by any event, circumstance, development, condition, occurrence, state of facts, change or effect, in each case considering all of the Properties as a single asset, and in each case excluding the impact of any event, circumstance, development, condition, occurrence, state of facts, change or effect caused by Purchaser or any Person acting on Purchaser’s behalf. For purposes of determining the existence of a Material Adverse Effect, any single adverse effect, or combination of adverse effects, caused by one or more events, circumstances, developments, conditions, occurrences, states of fact, changes or effects (including, without limitation, Proceedings, Liens and Violation Notices) shall not be considered a Material Adverse Effect unless and until the Liquidated Amount with respect to such single adverse effect or combination of adverse effects exceeds two percent (2%) of the Purchase Price.

9.3.2 For purposes of this Agreement, “Adverse Effect” means, with respect to a Property affected by a Designated Seller Breach, a material adverse effect on such Property, the Purchaser’s title to such Property after Closing, or the results of operations or financial condition of such Property caused by any event, circumstance, development, condition, occurrence, state of facts, change or effect, in each case excluding the impact of any event, circumstance, development, condition, occurrence, state of facts, change or effect caused by Purchaser or any Person acting on Purchaser’s behalf. For purposes of determining the existence of an Adverse Effect with respect to a Property, any single adverse effect, or combination of adverse effects, caused by one or more events, circumstances, developments, conditions,

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occurrences, states of fact, changes or effects (including, without limitation, Proceedings, Liens and Violation Notices) shall not be considered an Adverse Effect unless and until the Liquidated Amount with respect to such single adverse effect or combination of adverse effects exceeds two percent (2%) of such Property’s Allocated Amount.

9.3.3 If it is necessary to determine the potential exposure, the cost to Discharge or remediate, or the unpaid amount of any event, circumstance, development, condition, occurrence, state of facts, change or effect (collectively, the “Liquidated Amount”) in order to apply the provisions of Section 9.3.1 or Section 9.3.2, the Sellers and Purchaser shall mutually agree on such determination(s), each acting in good faith and in a commercially reasonable manner.

9.4 Limitations of Purchaser’s Post-Closing Claims. Each of the Sellers shall be jointly and severally liable for the obligations and liabilities of each other Seller under this Agreement, subject to the following limitations. Notwithstanding any provision to the contrary herein or in any document or instrument (including any deeds, bill of sale or assignments) executed by any Seller and delivered to Purchaser at or in connection with the Closing (collectively, “Closing Documents”), no Seller shall have (and each Seller is exculpated and released from) any Claim or liability whatsoever with respect to, and Purchaser shall be forever barred from making or bringing any Claims or asserting any liability against a Seller with respect to (i) any of the representations and warranties, covenants or indemnities contained in this Agreement or in any Closing Document made by any of the Sellers, unless and until (and only to the extent) that the aggregate amount of all losses actually incurred by the Purchaser for a breach of the representations and warranties, covenants and indemnities made and undertaken in this Agreement by any or all of the Sellers exceeds the Threshold Amount; and (ii) any of the representations and warranties, covenants and indemnities made and undertaken in this Agreement by any or all of the Sellers, if and to the extent that the total liability of all of the Sellers for breaches of any of the foregoing would otherwise exceed the Cap Amount. As used herein: (i) “Threshold Amount” means an amount equal to $100,000, and (ii) the “Cap Amount” means an amount equal to 1.4% of the Purchase Price.

9.5 Other Limitations of Purchaser’s Claims. Purchaser shall not make any Claim or bring any proceeding to enforce the liability of a Seller unless Purchaser believes, in good faith, that it would be entitled to recover all or a portion of the alleged damages or other liability notwithstanding the limitations on such Seller’s liability set forth above in Section 9.4. In no event shall any Seller be liable for indirect, special, consequential or punitive damages of any kind, and Purchaser shall be barred from and hereby waives any Claim for the same.

9.6 Survival of Purchaser’s Claims. Except as otherwise specifically set forth in this Agreement, the representations and warranties, covenants and indemnities of the Sellers contained herein or in any Closing Document shall survive only until the date that is nine (9) months after the Closing Date (the “Survival Date”). Any permitted Claim that Purchaser may have at any time against a Seller for breach of any such representation, warranty, covenant or indemnity (other than a representation, warranty, covenant or indemnity that survives indefinitely pursuant to an express provision of this Agreement), whether known or unknown, with respect to which a written notice providing specific details of the alleged breach (a “Claim Notice”) has not been delivered to the Sellers on or prior to the Survival Date, shall not be valid

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or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that Purchaser may have at any time against a Seller for a breach of any such representation or warranty, or its covenants and indemnities whether known or unknown, with respect to which a Claim Notice has been delivered to the Sellers on or prior to the Survival Date (a “Pending Claim”) may be the subject of subsequent litigation brought by Purchaser against the Sellers. For the avoidance of doubt, on the Survival Date, each Seller shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Purchaser and/or its successors and assigns with respect to any Claims or any other matter relating to this Agreement or any Closing Document, except for those matters that are then the subject of the pending Claim Notice delivered by Purchaser to the Sellers that is still pending on the Survival Date, and except for liabilities with respect to any representation, warranty, covenant or indemnity that survives indefinitely pursuant to an express provision of this Agreement.

9.7 Survival of Sellers’ Claims. Except as otherwise specifically set forth in this Agreement, the representations and warranties, covenants and indemnities of Purchaser contained herein or in any document or instrument executed by Purchaser and delivered to the Sellers at or in connection with the Closing (collectively, “Purchaser Closing Documents”) shall survive only until the Survival Date. Any Claim that the Sellers may have any time against Purchaser for breach of any such representation, warranty, covenant, or indemnity (other than a representation, warranty, covenant or indemnity that survives indefinitely pursuant to an express provision of this Agreement), whether known or unknown, with respect to which a Claim Notice has not been delivered to Purchaser on or prior to the Survival Date, shall not be valid or effective and the party against whom such Claim is asserted shall have no liability with respect thereto. Any Claim that the Sellers may have at any time against Purchaser for a breach of any such representation or warranty, covenants and indemnities whether known or unknown, with respect to which a Claim Notice has been delivered to Purchaser on or prior to the Survival Date may be the subject of subsequent litigation brought by the Sellers against Purchaser. For the avoidance of doubt, on the Survival Date, Purchaser shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to the Sellers and/or their successors and assigns with respect to any Claims or any other matter relating to this Agreement or any Purchaser Closing Document, except for those matters that are then the subject of the pending Claim Notice delivered by the Sellers to Purchaser that is still pending on the Survival Date, and except for liabilities with respect to any representation, warranty, covenant or indemnity that survives indefinitely pursuant to an express provision of this Agreement.

9.8 Limitations on Liability.

9.8.1 The parties hereto confirm and agree that in each instance herein where a party or its Affiliates is entitled to payment or reimbursement for damages, costs or expenses pursuant to the terms and conditions of this Agreement, any payment or reimbursement made to such party shall be conclusively deemed to be for the account of both such party and its Affiliates, it being acknowledged and agreed that a payment or reimbursement made to such party for damages, costs or expenses shall be sufficient to satisfy all claims for payment or reimbursement of such party and its Affiliates. The parties further confirm and agree that no party hereto (a “Non-Performing Party”) will be deemed to be in default hereunder or be liable

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for any breach of its representations and warranties under this Agreement if its failure to perform an obligation hereunder is based solely on the non-performance of another party to this Agreement (which other party is not an Affiliate of the Non-Performing Party) or where all conditions precedent to the obligation of such Non-Performing Party to consummate the Closing have not been fulfilled. In no event will either party be liable to the other for any indirect, special, consequential or punitive damages of any kind.

9.8.2 To the maximum extent permitted by applicable law, no shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement.

9.9 Indemnification

9.9.1 Subject to any express provisions of this Agreement to the contrary, and subject to the limitations set forth in this Article IX (including the provisions of Sections 9.4 through 9.6), from and after Closing, each Seller hereby agrees to Indemnify Purchaser, Purchaser’s Affiliates and their respective members, partners, shareholders, officers, directors, employees, agents, and representatives, and the successors of any of the foregoing (collectively, “Purchaser Indemnified Parties”) with respect to any Claims arising from (i) any obligations with respect to which any Seller receives a credit at Closing (to the extent of such credit), (ii) any material breach by a Seller of its representations, warranties and covenants contained in this Agreement, and (iii) liabilities to any third party for personal injury, death or damage to personal property that accrue prior to Closing and are based upon any matter relating to the use, maintenance or operation of the Property (except to the extent any such Claim, or the liability of any Seller with respect to such Claims, is waived or released by Purchaser pursuant to Section 4.4 above or any other provision of this Agreement). The foregoing indemnification shall be the sole and exclusive remedy of the Purchaser and the Purchaser Indemnified Parties for any Claims arising out of the matters set forth in the foregoing clauses (i), (ii) and (iii).

9.9.2 Subject to any express provisions of this Agreement to the contrary, and subject to the limitations set forth in this Article IX (including the provisions of Section 9.7), from and after Closing, Purchaser hereby agrees to Indemnify each Seller, such Seller’s Affiliates and their respective members, partners, shareholders, officers, directors, employees, agents, and representatives, and the successors of any of the foregoing (collectively, “Seller Indemnified Parties”) with respect to any Claims arising from (i) any obligations with respect to which Purchaser receives a credit at Closing (to the extent of such credit), (ii) any material breach by the Purchaser of its representations, warranties and covenants contained in this Agreement, and (iii) liabilities to any third party for personal injury, death or damage to personal property that accrue from and after the Closing and are based upon any matter relating to the use, maintenance or operation of the Property (except to the extent any such Claim, or the liability of Purchaser with respect to such Claims, is waived or released by the Sellers pursuant to another provision of this Agreement). The foregoing indemnification shall be sole and exclusive remedy of the Seller and the Seller Indemnified Parties for any Claims arising out of the matters set forth in the foregoing clauses (i), (ii) and (iii).

9.10 Survival. Article IX shall survive the Closing.

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X.

BROKERS

The Sellers represent and warrant to Purchaser, and Purchaser represents and warrants to the Sellers, that except for Cassidy Turley (“Broker”), no broker or finder has been engaged by the Sellers, Purchaser or their affiliates, respectively, in connection with the transaction contemplated by this Agreement or to its knowledge is in any way connected with this transaction. Purchaser shall be responsible for the payment of any commission, finder’s fee or other sum initiated by any broker, commission agent or other person engaged or retained by Purchaser in connection with the transaction contemplated by this Agreement. The Sellers shall be responsible for the payment of any commission, finder’s fee or other sum initiated by any broker, commission agent or other person engaged or retained by the Sellers in connection with the transaction contemplated by this Agreement, including without limitation, Broker. The Sellers and Purchaser (except with respect to the commission which shall be paid by the Sellers to Broker) each agree to Indemnify the other with respect to Claims for payment of any commission, finder’s fee or other sum initiated by any broker, commission agent or other person which such party or its representatives has engaged or retained or with which it has had discussions concerning or which shall be based upon any statement or agreement alleged to have been made by such party, in connection with the transaction contemplated by this Agreement or the sale of all of the Properties by the Sellers. The provisions of this Article X shall survive the Closing.

XI.

NOTICES

Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed delivered by (i) hand delivery upon receipt, (ii) registered mail or certified mail, return receipt requested, postage prepaid, upon delivery to the address indicated in the Notice, or (iii) overnight courier (next business day delivery) on the next business day at 12:00 noon, whichever shall occur first, as follows:

If to all or any of the Sellers:	6100 Executive Boulevard

Suite 800

Rockville, Maryland 20852

Attention:	George F. McKenzie

President and Chief Executive Officer

E-Mail:	gmckenzie@WRIT.com

- and -

Attention:	Michael Daugard,

Director, Acquisitions

E-Mail:	mdaugard@writ.com

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- and -

Attention:	Thomas Morey,

Senior Vice President and General Counsel

E-Mail:	tmorey@writ.com

with a copy to:

Michael H. Leahy, Esq.

Arent Fox LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

Telecopier No: (202) 857-6395

If to Purchaser:	c/o AREA Property Partners

2 Manhattanville Road

Purchase, New York 10577

Attn: Peter Kalambokas

E-Mail: pkalambokas@areaprop.com

-and-

c/o AREA Property Partners

60 Columbus Circle

New York, NY 10023

Attn: Steve Wolf and General Counsel

E-Mail: swolf@areaprop.com

srohrbach@areaprop.com

-and-

Value Enhancement Fund VII, L.P.

3340 Peachtree Road, NE, Suite 1660

Atlanta, Georgia 30326

Attn: Howard C. Huang

E-Mail: HHuang@areaprop.com

-and-

Adler Group Inc.

1400 NW 107th Avenue

Miami, FL 33172

Attention: Matthew L. Adler

mladler@adlergroup.com

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with a copy to:

Richard F. Levin, Esq.

Grossberg, Yochelson, Fox & Beyda LLP

2000 L Street, N.W.

Washington, D.C. 20036

E-Mail: levin@gyfb.com

If to Escrow Agent:	First American Title Insurance Company

National Commercial Services

1825 Eye Street, N.W.

Suite 302

Washington, DC 20006

Attn: Michael F. Hillman

E-mail: mhillman@firstam.com

with a copy to the Sellers or to Purchaser, as applicable.

Any correctly-addressed Notice that is refused, unclaimed or undelivered because of an act or omission of the party to be notified shall be considered to be effective as of the first day that the Notice was refused, unclaimed or considered undeliverable by the postal authorities, messenger or overnight delivery service. The parties hereto shall have the right from time to time, and at any time, to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America, by giving to the other party at least ten (10) days prior Notice thereof, in the manner prescribed herein; provided, however, that to be effective, any such change of address must be actually received (as evidenced by a return receipt). Telephone numbers, email addresses and facsimile numbers, if listed, are listed for convenience purposes only and not for the purposes of giving Notice pursuant to this Agreement. Any Notice that is required or permitted to be given by either party to the other under this Agreement may be given by such party or its legal counsel, who are hereby authorized to do so on the party’s behalf.

XII.

MISCELLANEOUS

12.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland. If any legal action is necessary to enforce the terms and conditions of this Agreement, the parties hereby agree that the courts in the State of Maryland shall be the sole jurisdiction and venue for the bringing of the action.

12.2 Professional Fees and Costs. If a lawsuit, arbitration or other proceedings are instituted by any party to enforce any of the terms or conditions of this Agreement against any other party hereto, the prevailing party in such litigation, arbitration or proceedings shall be entitled, as an additional item of damages, to such reasonable attorneys’ and other professional fees and costs (including, but not limited to, witness fees), court costs, arbitrators’ fees, arbitration administrative fees, travel expenses, and other reasonable, actual, out-of pocket expenses or costs of such other proceedings, which amount shall be determined by any court of competent jurisdiction, arbitrator or other judicial or quasi-judicial body having jurisdiction thereof, whether or not such litigation or proceedings proceed to a final judgment or award. For

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the purposes of this section, any party receiving an arbitration award or a judgment for damages or other amounts shall be deemed to be the prevailing party, regardless of amount of the damage awarded or whether the award or judgment was based on all or some of such party’s claims or causes of action, and any party against whom a lawsuit, arbitration or other proceeding is instituted and later voluntarily dismissed by the instituting party shall be deemed to be the prevailing party.

12.3 Exhibits and Schedules a Part of This Agreement. The Exhibits and Schedules attached hereto are incorporated in this Agreement by reference and are hereby made a part hereof.

12.4 Executed Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the due execution and delivery of this Agreement to the parties hereto.

12.5 Assignment. Purchaser may not assign, convey and otherwise transfer all or any part of its interest or rights herein without the prior written consent of the Sellers, which consent may be withheld in the Sellers’ sole discretion. Notwithstanding the foregoing, however, Purchaser may (without the Sellers consent but with advance written noticed to the Sellers), by not later than five (5) days prior to Closing, assign and transfer in whole or in part all of its rights and obligations under this Agreement to one (1) or more wholly owned subsidiary(ies) or Affiliates of Purchaser, in the form of the Assignment of Purchase Agreement attached hereto as Exhibit “R”; provided, however, that Purchaser shall not be released of its obligations under this Agreement as a result of any such assignment. Any assignment as permitted in the preceding sentence shall be conditioned upon Purchaser delivering to the Sellers and Escrow Agent, within forty-eight (48) hours of the Closing, notice thereof, and copies of the documents, if any, by or between Purchaser and such assignee authorizing such assignment. As a further condition to any such permitted assignment, Purchaser shall cause its assignee to execute an assignment and assumption agreement of Purchaser’s obligations under this Agreement (in form and content reasonably and mutually acceptable), and such other documents and instruments as Escrow Agent may reasonably request. The Sellers shall upon request consent in writing to any such assignment that is made in accordance with the terms of this Section. The Sellers may not assign or transfer their respective rights or obligations under this Agreement without the prior written consent of Purchaser (in which event such transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder). No transfer or assignment by either party in violation of the provisions hereof shall be valid or enforceable.

12.6 IRS - Form 1099-S. For purposes of complying with Section 6045 of the Internal Revenue Code of 1986, as amended, Escrow Agent shall be deemed the “person responsible for closing the transaction” and shall be responsible for obtaining the information necessary to file with the Internal Revenue Service Form 1099-S, “Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions.”

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12.7 Successors and Assigns. Subject to the provisions of Section 12.5 hereof, this Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and permitted assigns.

12.8 Time is of the Essence. Time is of the essence of this Agreement.

12.9 Entire Agreement. This Agreement, and Exhibits and Schedules and other documents and instruments attached to or referenced herein, contain the entire understanding and agreement between the parties hereto with respect to the purchase and sale of all of the Properties, and all prior and contemporaneous understandings, letters of intent, agreements and representations, whether oral or written, are entirely superseded. Except for any of the following expressly contained in this Agreement, the Sellers and Purchaser each expressly disclaim any reliance on any oral or written representations, warranties, comments, statements or assurances made by the Sellers, Purchaser, and any of their respective affiliates, and their respective agents, employees, representatives, attorneys or brokers, as an inducement or otherwise, to Purchaser’s and the Sellers’ respective execution hereof. No amendment of this Agreement shall be binding unless in writing and executed by the parties hereto.

12.10 Further Assurances. Whenever and so often as requested by a party, the other party will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in such requesting party all rights, interests, powers, benefits privileges and advantages conferred or intended to be conferred upon it by this Agreement, or to effectuate the termination of this Agreement and cancellation of the Escrow (if otherwise permitted hereunder). The terms of this section shall survive Closing and/or termination of this Agreement.

12.11 Waiver. Failure or delay by either party to insist on the strict performance of any covenant, term, provision or condition hereunder, or to exercise any option herein contained, or to pursue any claim or right arising herefrom, shall not constitute or be construed as a waiver of such covenant, term, provision, condition, option, claim or right (except that if a party proceeds to Closing, notwithstanding the failure of a condition to its obligation to close, then such condition shall be deemed waived by virtue of the Closing). Any waiver by either party shall be effective only if in a writing delivered to the other party hereto and setting forth, with specificity, the covenant, term, provision or condition so waived. Any such waiver shall not constitute or be construed as a continuing waiver of any subsequent default.

12.12 Headings. The headings of this Agreement are for purposes of convenience only and shall not limit or define the meaning of the provisions of this Agreement.

12.13 Risk of Loss. With respect to each Property, the risk of loss shall be as follows:

12.13.1 Risk of Loss. Until the Closing Date, each Seller shall bear the risk of loss resulting from damage to such Seller’s Property by fire or other casualty (collectively “Casualty”). If, prior to the Closing Date, a Property shall be damaged by any Casualty, such Property’s Seller shall promptly deliver to Purchaser a Notice (“Casualty Notice”) of such event. Upon Purchaser’s receipt of a Casualty Notice, such Seller and Purchaser shall meet

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promptly to estimate the cost to repair and restore the Improvements to good condition and to replace the damaged Personal Property (“Casualty Renovation Cost”). If the parties are unable to agree on the cost of restoration, the matter will be submitted to an engineer designated by such Seller and an engineer designated by Purchaser, each licensed to practice in the jurisdiction in which the Land is located, and the engineers shall resolve the dispute. If the engineers fail to resolve the dispute, they shall designate a third engineer, who shall determine such resolution, which determination shall be binding on the Sellers and on the Purchaser. Each party hereto shall bear the costs and expenses of its own engineer. The cost of a third engineer, if any is appointed by the parties’ respective engineers, shall be borne one half (1/2) by the Sellers and one half (1/2) by the Purchaser.

12.13.2 Material Loss. If the Casualty Renovation Cost for any single Property exceeds five percent (5%) of such Property’s Allocated Amount, or if the Casualty Renovation Costs, in the aggregate for all of the Properties that have suffered a casualty, exceeds two and one half percent (2.5%) of the Purchase Price, then Purchaser may, at its option, elect to terminate this Agreement with respect to the impacted Property or Properties. Such termination right may be exercised only by Notice to the Seller within ten (10) business days after the date that the Casualty Renovation Cost for such Property or in the aggregate for all Properties that have suffered casualties is determined to exceed the applicable amount stated in the preceding sentence (and if necessary the Closing Date will be extended to accommodate such ten (10) business day period), and in the event of a termination hereof with respect to the impacted Property or Properties, the Purchase Price shall be reduced by the Allocated Amount of the impacted Property or Properties. If this Agreement can be terminated pursuant to the preceding provisions of this Section 12.13.2, but Purchaser does not elect to terminate this Agreement pursuant to such provision, then the Closing shall take place as provided herein without reduction of the Purchase Price, and the Sellers shall assign the insurance proceeds to Purchaser in the event the Casualty is insured against and the Sellers shall pay to Purchaser the amount of any deductible not already otherwise paid by the Sellers under applicable insurance policies, or have the Purchase Price reduced by the Casualty Renovation Cost in the event the Casualty is not fully insured against (subject to further adjustment for actual restoration costs).

12.13.3 Nonmaterial Loss. If the Casualty Renovation Cost for any single Property does not exceed five percent (5%) of such Property’s Allocated Amount, or if the Casualty Renovation Costs, in the aggregate for all Properties that have suffered a casualty, does not exceed two and one half percent (2.5%) of the Purchase Price, then, in any such event, Purchaser shall not have any right to terminate this Agreement, but the Closing shall take place as provided herein without reduction of the Purchase Price, and the Sellers shall assign the insurance proceeds to Purchaser in the event the Casualty is insured against and shall pay to Purchaser the amount of any deductible, under applicable insurance policies, or have the Purchase Price reduced by the Casualty Renovation Cost in the event the Casualty is not fully insured against (subject to further adjustment for actual restoration costs).

12.13.4 Eminent Domain. If, prior to the Closing Date, any Seller receives notice that a material portion of one of its Properties (or access or other material rights in connection therewith) as would, in Purchaser’s reasonable judgment, materially adversely affect the operation of such Property or uses of such Property is, or has been threatened in writing by a governmental authority of competent jurisdiction, to be taken by condemnation or eminent

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domain, such Seller shall promptly notify Purchaser, and at the election of Purchaser this Agreement shall, upon the giving of Notice of such event or of the condemning authorities’ intention so to take such Property, terminate with respect only to the impacted Property, but the Closing shall proceed with respect to the remaining Properties (with the Purchase Price reduced by the Allocated Purchase Price of the impacted Property). If Purchaser does not elect to terminate this Agreement prior to the Closing Date, on the Closing Date all of the proceeds of any award or payment made or to be made by reason of such taking shall be assigned by such Seller to Purchaser, and any money theretofore received by such Seller in connection with such taking shall be paid over to Purchaser, whereupon Purchaser shall pay the Purchase Price without abatement by reason of such taking. Such Seller shall not settle, agree to, or accept any award or payment in connection with a taking of less than all of the Property without obtaining Purchaser’s prior written consent in each case, which consent shall not be unreasonably withheld or delayed. As used in this Section, “material portion,” “material rights” or “materially adversely affect” shall mean, with respect to a Property, a taking or condemnation that (a) would reduce available parking below that required by, or in general cause a violation of, any Legal Requirements or any Permitted Exceptions that would result in a Material Adverse Effect, or (b) would result in a condemnation award reasonably estimated to exceed five percent (5%) of such Property’s Allocated Amount, or (c) would result in a condemnation award that, when combined with the amount of all other condemnation awards for takings or condemnations affecting any of the other Properties, would reasonably be estimated to exceed two and one-half percent (2.5%) of the Purchase Price.

12.14 Construction of Agreement. The parties hereto have negotiated this Agreement at length, and have had the opportunity to consult with, and be represented by, their own competent counsel. This Agreement is, therefore, deemed to have been jointly prepared. In determining the meaning of, or resolving any ambiguity with respect to, any word, phrase or provision of this Agreement, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Agreement. The words “herein,” “hereof,” “hereunder” and words of similar reference shall mean this Agreement. The words “this Agreement” include the exhibits, schedules addenda and any future written modifications, unless otherwise indicated by the context. The words “will,” “shall” and “must” in this Agreement indicate a mandatory obligation. All dollar amounts set forth in this Agreement are stated in United States Dollars, unless otherwise specified. The words “day” and “days” refer to calendar days unless otherwise stated. The words “business day” refer to a day other than a Saturday, Sunday or Legal Holiday (hereinafter defined). The words “month” and “months” refer to calendar months unless otherwise stated. The words “year” and “years” refer to calendar years unless otherwise stated. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should fall on a Saturday, Sunday or Legal Holiday, the compliance with such obligations or delivery will be deemed acceptable on the next business day following such Saturday, Sunday or Legal Holiday. As used herein, the term “Legal Holiday” will mean any local or federal holiday on which post offices are closed in the State of Maryland.

12.15 Bulk Transfers. The Sellers and Purchaser specifically waive compliance with the applicable provisions of the Uniform Commercial Code – Bulk Transfers, with any similar provision under any similar provisions in the laws of the state, county, and city in which any of the Properties is located, to the extent such provisions may be waived under the applicable Legal Requirement.

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12.16 Covenants, Representations and Warranties. By proceeding with the closing of the sale transaction, the Sellers and Purchaser shall be deemed to have waived, and so covenant to waive, any claims of defaults or breaches by the other party existing on or as of the Closing Date whether under this Agreement or any other document or instrument executed by the other party in connection with this transaction, of which the waiving party was made aware by Notice from the defaulting or breaching party (and, if applicable, which is described on the Sellers certification of representations and warranties to be delivered at Closing) prior to the Closing Date for which the other party shall have no liability.

12.17 Press Releases; Confidentiality. Either party may issue press releases and other public communications announcing the transaction contemplated by this Agreement without the consent of the other party. In addition, the Sellers and their affiliates may make such filings with the SEC as are required in connection with the matters contemplated by this Agreement. Notwithstanding the foregoing, no such press release or other communication shall include any information (other than the identification of the parties) that is required to be kept confidential pursuant to the remaining provisions of this Section 12.17. Purchaser shall refrain, and shall use reasonable efforts to cause its agents and representatives to refrain, from disclosing in any manner whatsoever, (a) the information provided to Purchaser by any Seller or its representatives, or (b) any analyses, compilations, studies or other documents or records prepared by or on behalf of Purchaser, in connection with Purchaser’s investigation of any of the Properties, without first obtaining the written consent of the Sellers (collectively, “Proprietary Information”). The foregoing shall not preclude Purchaser (i) from discussing the Proprietary Information with any person who is employed by Purchaser or who, on behalf of Purchaser, is actively and directly participating in the purchase and sale of all of the Properties, including, without limitation, to Purchaser’s shareholders, partners, members, existing or prospective lenders, attorneys, accountants and other consultants and advisors, or (ii) from complying with all laws, rules, regulations and court orders, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements; provided, however, that if Purchaser is required by applicable law or legal process to disclose any Proprietary Information, Purchaser agrees to furnish only that portion of the Proprietary Information which Purchaser is legally compelled to disclose and to use its commercially reasonable efforts to obtain assurance that, if possible, confidential treatment will be accorded to the Proprietary Information. Purchaser shall inform its respective representatives of the confidential nature of the Proprietary Information and shall direct them to be bound by the terms of this section. In addition to any other remedies available to the Sellers, the Sellers shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser in order to enforce the provisions of this section. The provisions of such confidentiality agreement shall survive any termination of this Agreement. Except as otherwise expressly provided in this Agreement, Purchaser agrees not to contact, directly or indirectly, any personnel at any of the Properties prior to the Closing Date, and agrees to be liable for all of the Sellers’ damages in the event of any such contact by Purchaser or any of its agents or representatives.

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12.18 No Third-Party Beneficiaries. Except as otherwise expressly provided herein, the Sellers and Purchaser agree that there are no third parties who are intended to benefit from or who are entitled to rely on any of the provisions of this Agreement. No third party shall be entitled to assert any claims or to enforce any rights whatsoever pursuant to this Agreement. Except as otherwise expressly provided herein, the covenants and agreements provided in this Agreement are solely for the benefit of the Sellers and Purchaser and their permitted successors and assigns respectively.

12.19 Facsimile Signatures. The execution of this Agreement and all Notices given hereunder and all amendments hereto, may be effected by facsimile signatures, all of which shall be treated as originals; provided, however, that the party receiving a document with a facsimile signature may, by Notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the facsimile signature. Purchaser and the Sellers each intend to be bound by its respective facsimile transmitted signature, and is aware that the other party will rely thereon, and each party waives any defenses to the enforcement of the Agreement, and documents, and any Notices delivered by facsimile transmission.

12.20 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

12.21 Cumulative Remedies. No remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).

12.22 Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

12.23 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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12.24 1031 Exchange. The Sellers and/or Purchaser (or a parent entity of a Seller or the Purchaser that is recognized as a separate entity for federal income tax purposes) may consummate the sale of the Properties as part of a so-called like kind exchange (the “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), in accordance with the following provisions:

12.24.1 If the Sellers or Purchaser elects to effectuate an Exchange, and such Exchange cannot be effected for any reason, the Sellers and Purchaser shall be obligated to close the transaction as a purchase and sale pursuant to the terms of this Agreement.

12.24.2 To exercise its right under this Section 12.24 to exchange, rather than sell or purchase, as applicable, all or some of the Properties, the Sellers or Purchaser shall provide the other party with a written statement stating its intent to enter into an Exchange not later than ten (10) days prior to the Closing Date.

12.24.3 If the Sellers or Purchaser exercises its right to exchange, rather than sell or purchase, as applicable, all or some of the Properties, the Sellers may, on or before the Closing Date, assign its rights under this Agreement to a “qualified intermediary”, as defined in Treasury Regulation 1.103(k) I (g)(4) (the “Accommodator”) or an Exchange Accommodation Titleholder (“EAT”), or transfer such Properties to the Accommodator or the EAT, subject to all of Purchaser’s rights and remedies under this Agreement, including, without limitation, Purchaser’s right to acquire such Properties at the Closing or Purchaser may, on or before the Closing Date, assign its rights under this Agreement to an Accommodator or an EAT, or direct the Sellers to convey such Properties to an Accommodator or an EAT at Closing, subject to all of the Sellers’ rights and remedies under this Agreement; provided, however, that the Sellers or Purchaser shall notify the other party of the identity of the Accommodator or EAT within five (5) days after designation of same, and further provided that the party designating an Accommodator or EAT (the “Designating Party”) shall remain liable for the performance of all obligations, representations, warranties and covenants of the Designating Party hereunder. In any case, all payments that Purchaser is obligated to make to the Sellers under this Agreement shall be made to the Accommodator or the EAT and not to Seller. Purchaser and the Sellers agree to cooperate with each other and the Accommodator or EAT in arranging the Exchange. The party which is not the Designating Party (the “Non-Designating Party”) shall execute any documents reasonably requested by the Designating Party and the Accommodator or EAT to facilitate the Exchange as a like-kind exchange under Section 1031 of the Code and the Treasury Regulations effective thereunder at the time of Closing hereunder, including, but not limited to, any appropriate amendments to this Agreement and any appropriate escrow instructions; provided, however, that no such document shall adversely affect the Non-Designating Party in any respect or change any of the economic terms and conditions of the transaction with respect to the Non-Designating Party or modify or limit the Non-Designating Party’s rights and remedies under this Agreement. The Non-Designating Party shall not be obligated to incur any costs, expenses, losses, liabilities or damages greater than those the Non-Designating Party would have incurred had the Designating Party not elected to effect an exchange. The Designating Party shall reimburse the Non-Designating Party on demand for all costs and expenses incurred by the Non-Designating Party in excess of those that would have been incurred if the Designating Party had not elected to effect an Exchange.

12.24.4 In no event shall the Non-Designating Party be obligated to acquire title to any other property, in connection with such Exchange. Purchaser’s sole obligation in connection with any Exchange shall be to acquire the Property from Seller or its assignee in exchange for the Purchase Price in accordance with the terms of this Agreement. The Designating Party agrees to defend, indemnify, and hold the Non-Designating Party free and harmless from all costs, expenses, losses, damages or liability, including but not limited to

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reasonable attorney’s fees and costs of suit, arising out of or in connection with any Exchange and the Non-Designating Party’s cooperation hereunder. Each party acknowledges that neither of them is making any representations, and neither of them is relying on any representations of the other party or the other party’s counsel, with respect to the federal, state or local income tax treatment of either of them in connection with this transaction, and neither party shall have any liability in connection with any tax treatment received by either of them in connection with this transaction, including, without limitation, any failure of this transaction to qualify as an exchange under Section 1031 of the Code.

[Signatures are on the following page.]

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XIII.

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Purchase and Sale Agreement to be executed as of the Effective Date.

PURCHASER:

AP AG PORTFOLIO LLC,
a Delaware limited liability company

By:	/s/ Howard Huang
Name:	Howard Huang
Title:	Authorized Representative

SELLERS:

FR/Cal Columbia Park, LLC,
a Delaware limited liability company

By:	Washington Real Estate Investment Trust,
a Maryland real estate investment trust,
its sole member

	By:	/s/ George F. McKenzie
George F. McKenzie
President & Chief Executive Officer

Washington Real Estate Investment Trust,
a Maryland real estate investment trust

By:	/s/ George F. McKenzie
George F. McKenzie
President & Chief Executive Officer

[Signatures continue onto the following page.]

S-1

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WRIT Dulles I, LLC,
a Delaware limited liability company

By:	Washington Dulles Manager, Inc.,
a Delaware corporation,
its manager

	By:	/s/ George F. McKenzie
George F. McKenzie
President & Chief Executive Officer

S-2

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SCHEDULE OF EXHIBITS

Exhibit “A-1”	Properties and Sellers
Exhibit “A-2”	Legal Description of Properties
Exhibit “A-3”	Seller Information
Exhibit “A-4”	Allocation of Purchase Price Among Properties
Exhibit “A-5”	Allocation of Purchase Price for each Property between Real Property and Personal Property
Exhibit “B”	Form of Escrow Agreement for Earnest Money Deposit
Exhibit “C”	Assumed Contracts
Exhibit “D-1”	Lease Schedule
Exhibit “D-2”	Landlord Work
Exhibit “D-3”	Leasing Commissions and Brokerage Agreements
Exhibit “D-4”	Certain Lease Expenses to be Paid by Purchaser
Exhibit “D-5”	Antenna and Access Agreements to be Assigned to Purchaser
Exhibit “E”	Operating Statements
Exhibit “F-1”	Form of Maryland Deed
Exhibit “F-2”	Form of Virginia Deed
Exhibit “G”	Form of Bill of Sale
Exhibit “H”	Form of Assignment of Intangibles
Exhibit “I”	Form of Assignment and Assumption of Contracts
Exhibit “J”	Form of Assignment and Assumption of Leases
Exhibit “K”	Form of FIRPTA Certificate
Exhibit “L”	Form of Notice to Tenants
Exhibit “M”	Pending Litigation and Violation Notices
Exhibit “N”	Form of Owner’s Affidavit
Exhibit “O”	Environmental Reports
Exhibit “P”	Title Commitments
Exhibit “Q”	Surveys
Exhibit “R”	Assignment and Assumption of Purchase Agreement
Exhibit “S”	Liens to be Cured
Exhibit “T-1”	Form of Tenant Estoppel Certificate
Exhibit “T-2”	Form of Seller Estoppel Certificate
Exhibit “U”	Certain Covenants, Conditions, Restrictions and Easements

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EXHIBIT “A-1”

PROPERTIES AND SELLERS

	Property	Address	Seller
1	6100 Columbia Park Road	6100 Columbia Park Road Landover, Maryland 20785	FR/CAL Columbia Park, LLC

2	Dulles Business Park I	3680 & 3684 Centerview Drive Chantilly, Virginia 20151	Washington Real Estate Investment Trust

3	Dulles Business Park II	3859, 3863, 3750 & 3855 Centerview Drive Chantilly, Virginia 20151	WRIT Dulles I, LLC

Exhibit A-1, Page 1

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